- -------------------------------------------------------------------------------

                             ANGELICA CORPORATION




                                 $50,000,000




                         UNCOMMITTED SHELF AGREEMENT




                          Dated as of March 1, 1996



- -------------------------------------------------------------------------------

                        TABLE OF CONTENTS

                     (Not Part of Agreement)

                                                             Page
                                                             ----
1.   AUTHORIZATION OF ISSUE OF NOTES . . . . . . . . . . . . .  1

2.   PURCHASE AND SALE OF NOTES. . . . . . . . . . . . . . . .  2

3.   CONDITIONS OF CLOSING . . . . . . . . . . . . . . . . . .  8

4.   PREPAYMENTS . . . . . . . . . . . . . . . . . . . . . . . 10

5.   AFFIRMATIVE COVENANTS . . . . . . . . . . . . . . . . . . 11

6.   NEGATIVE COVENANTS. . . . . . . . . . . . . . . . . . . . 14

7.   EVENTS OF DEFAULT . . . . . . . . . . . . . . . . . . . . 19

8.   REPRESENTATIONS, COVENANTS
     AND WARRANTIES. . . . . . . . . . . . . . . . . . . . . . 24

9.   REPRESENTATIONS OF THE PURCHASERS . . . . . . . . . . . . 29

10.  DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . 29

11.  MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . 39

INFORMATION SCHEDULE . . . . . . . . . . . . . . . . . . . . . 47

EXHIBIT A   -- FORM OF NOTE. . . . . . . . . . . . . . . . . .A-1

EXHIBIT B   -- FORM OF REQUEST FOR PURCHASE. . . . . . . . . .B-1

EXHIBIT C   -- FORM OF CONFIRMATION OF ACCEPTANCE. . . . . . .C-1

EXHIBIT D   -- FORM OF OPINION OF COMPANY'S COUNSEL. . . . . .D-1

EXHIBIT E   -- LIST OF AGREEMENTS RESTRICTING DEBT . . . . . .E-1

SCHEDULE 6B(1)--EXISTING LIENS

                          ANGELICA CORPORATION
                       424 SOUTH WOODS MILL ROAD
                        CHESTERFIELD, MO 63017





                                         As of March 1, 1996



To:  THE PRUDENTIAL INSURANCE COMPANY
       OF AMERICA (HEREIN CALLED "PRUDENTIAL")
     Each Prudential Affiliate (as hereinafter defined) which becomes bound by certain provisions of this Agreement as hereinafter provided (together with Prudential, the "PURCHASERS")

     c/o Prudential Capital Group
     Four Gateway Center 100 Mulberry street
     Newark, New Jersey 07102-4082


Ladies and Gentlemen:

          The undersigned, Angelica Corporation (herein called the "COMPANY"), hereby agrees with you as follows:

          1. AUTHORIZATION OF ISSUE OF NOTES. The Company will authorize the issue of its senior promissory notes (herein called the "NOTES") in the aggregate principal amount of $50,000,000 , to be dated the date of issue thereof, to mature, in the case of each Note so issued, no more than 15 years after the date of original issuance thereof, to have an average life, in the case of each Note so issued, of no more than 12 years after the date of original issuance thereof, to bear interest on the unpaid balance thereof from the date thereof at the rate per annum, and to have such other particular terms, as shall be set forth, in the case of each Note so issued, in the Confirmation of Acceptance with respect to such Note delivered pursuant to paragraph 2F, and to be substantially in the form of Exhibit A attached hereto. The term "NOTES"
               ---------
as used herein shall include each Note delivered pursuant to any provision of this Agreement and each Note delivered in substitution or exchange for any such Note pursuant to any such provision. Notes which have (i) the same final
                                   -
maturity, (ii) the same
           --
installment payment dates, (iii) the same installment
                            ---
payment amounts (as a percentage of the original principal amount of each Note), (iv) the same interest rate, and (v)
                       --                               -
the same interest payment periods, are herein called a "SERIES" of Notes.

          2.  PURCHASE AND SALE OF NOTES.

          2A. FACILITY. Prudential is willing to consider, in its sole discretion and within limits which may be authorized for purchase by Prudential and Prudential Affiliates from time to time, the purchase of Notes pursuant to this Agreement. The willingness of Prudential to consider such purchase of Notes is herein called the "FACILITY". At any time, the aggregate principal amount of Notes stated in paragraph 1, minus the aggregate principal
                             -----
amount of Notes purchased and sold pursuant to this Agreement prior to such time, minus the aggregate principal amount of Accepted Notes (as hereinafter defined) which have not yet been purchased and sold hereunder prior to such time, plus the aggregate principal amount of Notes purchased
      ----
and sold pursuant to this Agreement and thereafter retired prior to such time (to the extent that the Company shall have agreed with Prudential to reinstate the Facility with respect to such amount), is herein called the "AVAILABLE FACILITY AMOUNT" at such time. Notwithstanding the willingness of Prudential to consider purchases of Notes, this Agreement is entered into on the express understanding that neither Prudential nor any Prudential Affiliate shall be obligated to make or accept offers to purchase Notes, or to quote rates, spreads or other terms with respect to specific purchases of Notes, and the Facility shall in no way be construed as a capital commitment by Prudential or any Prudential Affiliate. Until the Company has accepted an interest rate quote pursuant to paragraph 2F, the Company shall not be obligated to issue any Notes under the Facility.

          2B. ISSUANCE PERIOD. Notes may be issued and sold pursuant to this Agreement until the earlier of (i) the
                                                      -
second anniversary of the date of this Agreement (or if such anniversary is not a Business Day, the Business Day next preceding such anniversary) and (ii) the thirtieth day after
                                 --
Prudential shall have given to the Company, or the Company shall have given to Prudential, a notice stating that it elects to terminate the issuance and sale of Notes pursuant to this Agreement (or if such thirtieth day is not a Business Day, the Business Day next preceding such thirtieth day). The period during which Notes may be issued and sold pursuant to this Agreement is herein called the "ISSUANCE PERIOD".

          2C. PERIODIC SPREAD INFORMATION. Provided there is no Default or Event of Default, not later than 9:30 A.M. (New York City local time) on a Business Day during the Issuance Period if there is an Available Facility Amount on such Business Day, the Company may request by telecopier or telephone, and within a reasonable time after such request, Prudential will, to the extent reasonably practicable, provide to the Company on such Business Day (or, if such request is received after 9:30 A.M. (New York City local time) on such Business Day, on the following Business Day), information (by telecopier or telephone) with respect to various spreads at which Prudential or Prudential Affiliates might be interested in purchasing Notes of different average lives; provided, however, that the Company may not make such
       --------  -------
requests more frequently than once in every five Business Days or such other period as shall be mutually agreed to by the Company and Prudential. The amount and content of information so provided shall be in the sole discretion of Prudential but it is the intent of Prudential to provide information which will be of use to the Company in determining whether to initiate procedures for use of the Facility. Information so provided shall not constitute an offer to purchase Notes, and neither Prudential nor any Prudential Affiliate shall be obligated to purchase Notes at the spreads specified. Information so provided shall be representative of potential interest only for the period commencing on the day such information is provided and ending on the earlier of the fifth Business Day after such day and the first day after such day on which further spread information is provided. Prudential may suspend or terminate providing information pursuant to this paragraph 2C if, in its sole discretion, it determines that there has been an adverse change in the credit quality of the Company after the date of this Agreement.

          2D. REQUEST FOR PURCHASE. The Company may from time to time during the Issuance Period make requests for purchases of Notes (each such request being herein called a "REQUEST FOR PURCHASE"). Each Request for Purchase shall be made to Prudential by telecopier and confirmed by nationwide overnight delivery service, and shall (i) specify the
                                       -
aggregate principal amount of Notes covered thereby, which shall not be less than $10,000,000 and not be greater than the Available Facility Amount at the time such Request for Purchase is made, (ii) specify the principal amounts, final
                   --
maturities, principal prepayment dates and amounts and interest payment periods (quarterly or semi-annual in arrears) of the Notes covered thereby, (iii) specify the use
                                        ---
of proceeds of such Notes, (iv) specify the proposed day for
                            --
the closing of the purchase and sale of such Notes, which shall be a Business Day during the Issuance Period not less than 10 days and not more than 25 days after the making of such Request for Purchase, (v)
                            -
specify the number of the account and the name and address of the depository institution to which the purchase prices of such Notes are to be transferred on the Closing Day for such purchase and sale, (vi) certify that the
                         --
representations and warranties contained in paragraph 8 are true on and as of the date of such Request for Purchase except to the extent of changes caused by the transactions herein contemplated and that there exists on the date of such Request for Purchase no Event of Default or Default, and (vii) be substantially in the form of Exhibit B attached
     ---                                  ---------
hereto. Each Request for Purchase shall be in writing and shall be deemed made when received by Prudential.

          2E. RATE QUOTES. Not later than three Business Days after the Company shall have given Prudential a Request for Purchase pursuant to paragraph 2D, Prudential may provide (by telephone promptly thereafter confirmed by telecopier, in each case no earlier than 9:30 A.M. and no later than 1:00 P.M. New York City local time) interest rate quotes for the several principal amounts, maturities, installment payment schedules, and interest payment periods of Notes specified in such Request for Purchase. Each quote shall represent the interest rate per annum payable on the outstanding principal balance of such Notes until such balance shall have become due and payable, at which Prudential or a Prudential Affiliate would be willing to purchase such Notes at 100% of the principal amount thereof.

          2F.  ACCEPTANCE.  Within 30 minutes after
Prudential shall have provided any interest rate quotes pursuant to paragraph 2E or in the event that due to conditions in the market place it shall not be feasible to hold such interest rate quotes open 30 minutes, such shorter period as Prudential may specify to the Company (such period herein called the "ACCEPTANCE WINDOW"), the Company may, subject to paragraph 2G, elect to accept such interest rate quotes as to not less than $10,000,000 aggregate principal amount of the Notes specified in the related Request for Purchase. Such election shall be made by an Authorized Officer of the Company notifying Prudential by telephone or telecopier within the Acceptance Window (but not earlier than 9:30 A.M. or later than 2:00 P.M., New York City local time) that the Company elects to accept such interest rate quotes, specifying the Notes (each such Note being herein called an "ACCEPTED NOTE") as to which such acceptance (herein called an "ACCEPTANCE") relates. The day the Company notifies an Acceptance with respect to any Accepted Notes is herein called the "ACCEPTANCE DAY" for such Accepted Notes. Any interest rate quotes as to which Prudential does not receive an Acceptance within the Acceptance Window shall expire, and no purchase or sale of Notes hereunder shall be made based on such expired interest rate quotes. Subject to paragraph 2G and the other terms and conditions hereof, the Company agrees to sell to Prudential or a Prudential Affiliate, and Prudential agrees to purchase, or to cause the purchase by a Prudential Affiliate of, the Accepted Notes at 100% of the principal amount of such Notes. Prior to the close of business on the Business Day next following the Acceptance Day, the Company, Prudential and each Prudential Affiliate which is to purchase any such Accepted Notes will execute a confirmation of such Acceptance substantially in the form of Exhibit C attached hereto
                             ---------
(herein called a "CONFIRMATION OF ACCEPTANCE"). If the Company should fail to execute and return to Prudential within three Business Days following receipt thereof a Confirmation of Acceptance with respect to any Accepted Notes, Prudential may at its election and any time prior to its receipt thereof, cancel the closing with respect to such Accepted Notes by so notifying the Company in writing.

          2G. MARKET DISRUPTION. Notwithstanding the provisions of paragraph 2F, if Prudential shall have provided interest rate quotes pursuant to paragraph 2E and thereafter prior to the time an Acceptance with respect to such quotes shall have been notified to Prudential in accordance with paragraph 2F there shall occur a general suspension, material limitation, or significant disruption of trading in securities generally on the New York Stock Exchange or in the market for U.S. Treasury securities and other financial instruments, then such interest rate quotes shall expire, and no purchase or sale of Notes hereunder shall be made based on such expired interest rate quotes.
If the Company thereafter notifies Prudential of the Acceptance of any such interest rate quotes, such Acceptance shall be ineffective for all purposes of this Agreement, and Prudential shall promptly notify the Company that the provisions of this paragraph 2G are applicable with respect to such Acceptance

          2H. CLOSING. Not later than 11:30 A.M. (New York City local time) on the Closing Day for any Accepted Notes, the Company will deliver to each Purchaser listed in the Confirmation of Acceptance relating thereto at the offices of Prudential Capital Group, 1201 Elm Street, Suite 4900, Dallas, Texas, 75270, the Notes to be purchased by such Purchaser in the form of a single Accepted Note for the Accepted Notes which have exactly the same terms (or such greater number of Notes in authorized denominations as such Purchaser may request) dated the Closing Day and registered in such Purchaser's name (or in the name of its nominee), against payment of the purchase price thereof by transfer of immediately available funds for credit to the Company's account specified in the Request for Purchase of such Notes. If the Company fails to tender to any Purchaser the

Accepted Notes to be purchased by such Purchaser on the scheduled Closing Day for such Accepted Notes as provided above in this paragraph 2H, or any of the conditions specified in paragraph 3 shall not have been fulfilled by the time required on such scheduled Closing Day, the Company shall, prior to 1:00 P.M., New York City local time, on such scheduled Closing Day notify such Purchaser in writing whether (x) such closing is to be rescheduled (such
         -
rescheduled date to be a Business Day during the Issuance Period not less than one Business Day and not more than 30 Business Days after such scheduled Closing Day (the "RESCHEDULED CLOSING DAY") and certify to such Purchaser that the Company reasonably believes that it will be able to comply with the conditions set forth in paragraph 3 on such Rescheduled Closing Day and that the Company will pay the Delayed Delivery Fee in accordance with paragraph 2I(2) or
(y) such closing is to be canceled as provided in paragraph
 -
2I(3). In the event that the Company shall fail to give such notice referred to in the preceding sentence, such Purchaser may at its election, at any time after 1:00 P.M., New York City local time, on such scheduled Closing Day, notify the Company in writing that such closing is to be canceled as provided in paragraph 2I(3).

          2I.  FEES.

          2I(1) FACILITY FEE -- The Company will pay to Prudential in immediately available funds a fee (herein called the "FACILITY FEE" on each Closing Day other than the initial Closing Day, in an amount equal to 0.20% of the aggregate principal amount of Notes sold on such Closing Day.

          2I(2) DELAYED DELIVERY FEE -- If the closing of the purchase and sale of any Accepted Note is delayed for any reason beyond the original Closing Day for such Accepted Note, the Company will pay to Prudential on the last Business Day of each calendar month, commencing with the first such day to occur more than 30 days after the Acceptance Day for such Accepted Note and ending with the last such day to occur prior to the Cancellation Date or the actual closing date of such purchase and sale, and on the Cancellation Date or actual closing date of such purchase and sale (if such Cancellation Date or closing date occurs more than 30 days after the Acceptance Day for such Accepted
Note), a fee (herein called the "DELAYED DELIVERY FEE") which Prudential would calculate as follows:

          STEP 1.   determine the semi-annual yield of the
                    Accepted Notes;

          STEP 2. determine the yield of the federal funds rate (if the expected period of delay is less than seven days) or the commercial paper rate (if the expected delay is seven days or more) closest to the expected period of delay (a new yield being determined each time a closing is delayed);

          STEP 3.   subtract the short-term yield (Step 2)
                    from the Accepted Note yield (Step 1).
                    If the difference is a negative number,
                    no Delayed Delivery Fee would be due.
                    If the difference is a positive number,
                    then Prudential would;

          STEP 4. multiply the amount (step 3) by the number of days from the 31st day after the Acceptance Day for the Accepted Note to the date the purchase and sale of the Accepted Note closes or is canceled under paragraph 2H(3);

          STEP 5.   divide that amount (Step 4) by 360; and

          STEP 6.   multiply that amount (Step 5) by the
                    principal amount of the Accepted Notes.

The foregoing federal funds rate and commercial paper rate reported by Telerate Systems, Inc. (or , if such data for any reason ceases to be available through Telerate Systems, Inc., any publicly available source of similar market data.) Nothing contained herein shall obligate any Purchaser to purchase any Accepted Note on any day other than the Closing Day for such Accepted Note, as the same may be rescheduled from time to time in compliance with paragraph 2H.

          2I(3) CANCELLATION FEE -- If the Company at any time notifies Prudential in writing that the Company is canceling the closing of the purchase and sale of any Accepted Note, or if Prudential notifies the Company in writing under the circumstances set forth in the last sentence of paragraph 2H that the closing of the purchase and sale of such Accepted Note is to be canceled, or if the closing of the purchase and sale of such Accepted Note is not consummated on or prior to the last day of the Issuance
Period (the date of any such notification, or the last day of the Issuance Period, as the case may be, being herein called the "CANCELLATION

DATE"), the Company will pay Prudential in immediately available funds an amount (the "CANCELLATION FEE") which Prudential would calculate as follows:

          STEP 1.   determine the BID price of a U.S.
                    Treasury Note with a duration closest to that of the Accepted Notes, on the Acceptance Day;

          STEP 2.   determine the ASK price of the same
                    Treasury Note on the Cancellation Date;

          STEP 3. subtract the BID price (Step 1) from the ASK price (Step 2);

          STEP 4.   divide the price increase (Step 3) by
                    the BID price (Step 1);

          STEP 5.   multiply that amount (Step 4) by the
                    principal amount of the Accepted Notes.

The foregoing bid and ask prices shall be as reported by Telerate Systems, Inc. (or, if such data for any reason ceases to be available through Telerate Systems, Inc., any publicly available source of similar market data). Each price shall be based on a U.S. Treasury security having a par value of $100.00 and shall be rounded to the second decimal place. In no case shall the Cancellation Fee be less than zero.

          3.  CONDITIONS OF CLOSING.  The obligation of any
Purchaser to purchase and pay for any Accepted Notes is subject to the satisfaction, on or before the Closing Day for such Accepted Notes, of the following conditions:

          3A. CERTAIN DOCUMENTS. Such Purchaser shall have received the following, each dated the Closing Date:

          (i)       The Accepted Note(s) to be purchased by
     such Purchaser.

          (ii)      Certified copies of the resolutions of
     the Board of Directors of the Company approving this Agreement and the Accepted Notes, and all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement and the Accepted Notes.

          (iii) A certificate of the Secretary or an Assistant Secretary of the Company certifying the names and true signatures of the officers of the Company authorized to sign this Agreement and the Accepted Notes and the other documents to be delivered hereunder.

          (iv)      Certified copies of the Certificate of
     Incorporation and By-laws of the Company.

          (v) A favorable opinion of Jill Witter, General Counsel of the Company, satisfactory to such Purchaser and substantially in the form of Exhibit D
                                                ---------
     attached hereto and as to such other matters as such Purchaser may reasonably request. The Company hereby directs each such counsel to deliver such opinion, agrees that the issuance and sale of any Accepted Notes will constitute a reconfirmation of such direction, and understands and agrees that each Purchaser receiving such an opinion will and is hereby authorized to rely on such opinion.

          (vi)      A good standing certificate for the
     Company from the Secretary of State of Missouri dated of a recent date and such other evidence of the status of the Company as you may reasonably request.

          (vii)     Additional documents or certificates
     with respect to legal matters or corporate or other proceedings related to the transactions contemplated hereby as may be reasonably requested by such Purchaser.

          3B.  OPINION OF PURCHASER'S COUNSEL.  Such
Purchaser shall have received from Thomas P. Donahue, Assistant General Counsel of Prudential or such other counsel, who is acting as counsel for it in connection with this transaction, a favorable opinion satisfactory to such Purchaser as to such matters incident to the matters herein contemplated as it may reasonably request.

          3C. REPRESENTATIONS AND WARRANTIES; NO DEFAULT. The representations and warranties contained in paragraph 8 shall be true on and as of such Closing Day, except to the extent of changes caused by the transactions herein contemplated; there shall exist on such Closing Day no Event of Default or Default and no Default or Event of Default would exist after the issuance of the Notes to be issued on such Closing Day; and the Company shall have delivered to such Purchaser an Officer's Certificate, dated such Closing Day, to both such effects.

          3D. PURCHASE PERMITTED BY APPLICABLE LAWS. The purchase of and payment for the Accepted Notes to be purchased by such Purchaser on the terms and conditions herein provided (including the use of the proceeds of such Notes by the Company) shall not violate any applicable law or governmental regulation (including, without limitation, Section 5 of the Securities Act or Regulation G, T or X of the Board of Governors of the Federal Reserve System) and shall not subject such Purchaser to any tax, penalty, liability or other onerous condition under or pursuant to any applicable law or governmental regulation, and such Purchaser shall have received such certificates or other evidence as it may request to establish compliance with this condition.

          3E. LEGAL MATTERS. Counsel for such Purchaser, including any special counsel for the Purchasers retained in connection with the purchase and sale of such Accepted Notes, shall be satisfied as to all legal matters relating to such purchase and sale, and such Purchaser shall have received from such counsel favorable opinions as to such legal matters as it may request.

          3F. PROCEEDINGS. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incident thereto shall be satisfactory in substance and form to such Purchaser, and it shall have received all such counterpart originals or certified or other copies of such documents as it may reasonably request.

          4. PREPAYMENTS. The Notes shall be subject to prepayment only with respect to the required prepayments specified in paragraph 4A and the optional prepayments permitted by paragraph 4B.

          4A. REQUIRED PREPAYMENTS.  The Notes of each
Series shall be subject to required prepayments, if any, set forth in the Notes of such Series. The principal amounts specified, if any, in each Note of such Series and such principal amount of such Notes, together with interest thereon to the prepayment dates specified in such Notes, shall become due on such prepayment dates. The remaining principal amount of such Notes, together with interest accrued thereon, shall become due on the maturity date of such Notes.

          4B.  OPTIONAL PREPAYMENT WITH YIELD-MAINTENANCE
AMOUNT. The Notes of each Series shall be subject to prepayment, in whole at any time or from time to time in part (in multiples of $1,000,000), at the option of the Company, at 100% of the principal amount so prepaid plus interest thereon to the prepayment date and the Yield-Maintenance
Amount, if any, with respect to each such Note.


          4C. NOTICE OF OPTIONAL PREPAYMENT. The Company shall give the holder of each Note to be prepaid pursuant to paragraph 4B irrevocable written notice of such prepayment not less than 10 Business Days prior to the prepayment date, specifying such prepayment date, specifying the aggregate principal amount of the Notes of the same Series as such Note to be prepaid on such date, identifying each Note held by such holder, and the principal amount of each such Note, to be prepaid on such date and stating that such prepayment is to be made pursuant to paragraph 4B. Notice of prepayment having been given as aforesaid, the principal amount of the Notes specified in such notice, together with interest thereon to the prepayment date and together with the Yield-Maintenance Amount, if any, herein provided, shall become due and payable on such prepayment date. The Company shall, on or before the day on which it gives written notice of any prepayment pursuant to paragraph 4B, give telephonic notice of the principal amount of the Notes to be prepaid and the prepayment date to each Significant Holder which shall have designated a recipient for such notices in the Information Schedule attached hereto or by notice in writing to the Company.

          4D. APPLICATION OF PREPAYMENTS. In the case of each prepayment of Notes of any Series pursuant to paragraph 4A or 4B, the amount to be prepaid shall be applied pro rata to all outstanding Notes of such Series according to the respective unpaid principal amounts thereof. The amounts so prepaid on each outstanding Note of such Series so prepaid shall be credited against the last maturing installment or installments of principal then remaining unpaid on such Note.

          4E. RETIREMENT OF NOTES. The Company shall not, and shall not permit any of its Subsidiaries or Affiliates to, prepay or otherwise retire in whole or in part prior to their stated installment or final maturities (other than by prepayment pursuant to paragraph 4A or 4B or upon acceleration of such final maturity pursuant to paragraph
7A), or purchase or otherwise acquire, directly or indirectly, Notes held by any holder.

          5.   AFFIRMATIVE COVENANTS.  During the Issuance
Period and so long as any Note shall remain unpaid, the Company covenants that:

          5A. FINANCIAL STATEMENTS. The Company will deliver to each Significant Holder in triplicate:

               (i)  as soon as practicable and in any event
          within 60 days after the end of each quarterly period (other than the last quarterly period) in each fiscal year, consolidated statements of income and cash flows of the Company and its Subsidiaries for the period from the beginning of the current fiscal year to the end of such quarterly period, and a consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarterly period, setting forth in each case in comparative form figures for the corresponding period in the preceding fiscal year, all in reasonable detail and certified by an authorized financial officer of the Company, subject to changes resulting from year-end adjustments;

               (ii) as soon as practicable and in any event within 120 days after the end of each fiscal year, consolidated statements of income, shareholders' equity and cash flows of the Company and its Subsidiaries for such year, and a consolidated balance sheet of the Company and its Subsidiaries as at the end of such year, setting forth in each case in comparative form corresponding consolidated figures from the preceding annual audit, all examined by independent public accountants of recognized standing selected by the Company, which examination shall have been made in accordance with generally accepted auditing standards and shall accordingly include such tests of the accounting records and such other auditing procedures as are considered necessary in the circumstances;

               (iii) promptly upon transmission thereof, copies of all such financial statements, proxy statements, notices and reports as it shall send to its public stockholders and copies of all registration statements (without exhibits), other than registration statements on Form S-8 or otherwise relating to a "401(K) Plan" or any other employee benefit or employee stock option plan, and all reports (including annual reports on Form 11-K) which it files with the Securities and Exchange Commission (or any governmental body or agency succeeding to the functions of the securities and Exchange Commission); and

               (iv) with reasonable promptness, such other information respecting the condition or operations, financial or otherwise, of the Company or any of its Subsidiaries as you may reasonably request.

So long as the Company shall file periodic reports with the Securities and Exchange Commission, the Company's obligation to deliver to you the financial statements required by clauses (i) and (ii) above shall be satisfied by its delivery to you of its quarterly reports on Form 10-Q and its annual reports on Form 10-K, respectively, in accordance with clause (iii) above. Together with each delivery of financial statements required by clause (i) and within 10 days after the delivery of the financial statements required by clause (ii) above, the Company will deliver to each Significant Holder an Officer's Certificate demonstrating (with computations in reasonable detail) compliance by the Company and its Subsidiaries with the provisions of paragraphs 6A(l), 6A(2), 6A(3) and 6B(2)(ii) and stating that there exists no Event of Default or Default, or, if any Event of Default or Default exists, specifying the nature and period of existence thereof and what action the Company proposes to take with respect thereto. Together with each delivery of financial statements required by clause (ii) above, the Company will deliver to each Significant Holder a certificate of such accountants stating that, in making the audit necessary to the certification of such financial statements, they have obtained no knowledge of any Event of Default or Default, or, if they have obtained knowledge of any Event of Default or Default, specifying the nature and period of existence thereof. Such accountants, however, shall not be liable to anyone by reason of their failure to obtain knowledge of any Event of Default or Default which would not be disclosed in the course of an audit conducted in accordance with generally accepted auditing standards. The Company also covenants that forthwith upon the chief executive officer, principal financial officer or principal accounting officer of the Company obtaining knowledge of an Event of Default or Default, it will deliver to each Significant Holder an Officer's Certificate specifying the nature and period of existence thereof and what action the Company proposes to take with respect thereto.

          5B. INSPECTION OF PROPERTY. The Company covenants that it will permit any Person designated by any Significant Holder in writing, at such Significant Holder's expense, to visit and inspect any of the properties of the Company and its Subsidiaries, to examine the corporate books and financial records of the Company and its Subsidiaries and to make copies thereof or extracts therefrom and to discuss the affairs, finances and accounts of any of such corporations with the principal officers of the Company and its independent public accountants, all at such reasonable times and as often as such Significant Holder may reasonably request.

          5C. COVENANT TO SECURE NOTES EQUALLY. The Company covenants that, if it or any Subsidiary shall create or assume any Lien upon any of its property or assets, whether now owned or hereafter acquired, other than Liens permitted by the provisions of paragraph 6B(1) (unless prior written consent to the creation or assumption thereof shall have been obtained pursuant to paragraph 11C), it will make or cause to be made effective provision whereby the Notes will be secured by such Lien equally and ratably with any and all other Debt thereby secured so long as any such other Debt shall be so secured.

          5D. MAINTENANCE OF INSURANCE. The Company covenants that it and each Subsidiary will maintain, with responsible insurers, insurance in such amounts and against such liabilities and hazards as customarily is maintained by other companies operating similar businesses and together with each delivery of financial statements of the Company and its Subsidiaries under clause (ii) of paragraph 5A, will, at your option, deliver an Officer's Certificate specifying the details of such insurance in effect.

          5E. TAXES AND ASSESSMENTS. The Company will duly pay and discharge, and cause each of its Subsidiaries duly to pay and discharge, as the same become due and payable, all taxes, assessments and governmental and other charges, of which the Company and its Subsidiaries have notice, levied or imposed upon the properties of the Company and its Subsidiaries, provided that the Company or any such
              --------
Subsidiary may in good faith contest the validity of any such tax, assessment, charge, levy or claim by appropriate proceedings for which adequate reserves have been established in accordance with generally accepted accounting principles.

          5F. GUARANTEED OBLIGATION. The Company covenants that if, at any time any of its Subsidiaries incurs or permits to exist any Debt for money borrowed or other obligation guaranteed or collateralized in any other manner by any Subsidiary, it will simultaneously cause such Subsidiary to execute and deliver to each Significant Holder a guaranty agreement in form and substance satisfactory to such Significant Holder guaranteeing payment of a principal amount of the Notes and interest thereon which bears the same ratio to the total unpaid principal amount of the Notes as the amount of such other obligation which is guaranteed bears to the total unpaid principal amount of such other obligation, or if such other obligation is collateralized (with assets other than margin stock), to collateralize the Notes equally and ratably with such other obligation.

          6.   NEGATIVE COVENANTS.  During the Issuance
Period and so long as any Note shall remain unpaid, the Company covenants that:

          6A.  FINANCIAL COVENANTS.   The Company shall not
permit:

          6A(l). CONSOLIDATED TANGIBLE NET WORTH.
Consolidated Tangible Net Worth at any time to be less than $151,300,000.

          6A(2). FUNDED DEBT.  Funded Debt to exceed 55% of
Consolidated Net Tangible Assets.

          6A(3).  DEBT.  Debt to exceed 60% of Consolidated
Net Tangible Assets plus Current Debt.
                    ----

          6B.  LIEN, DEBT, AND OTHER RESTRICTIONS. The
Company will not and will not permit any Subsidiary to:

          6B(l).    LIENS. Create, assume or suffer to exist
any Lien upon any of its properties or assets, whether now owned or hereafter acquired (whether or not provision is made for the equal and ratable securing of the Note in accordance with the provisions of Paragraph 5C), except,
                                                  ------

               (i) Liens for taxes not yet due or which are being actively contested in good faith by appropriate proceedings,

               (ii) other Liens incidental to the conduct of its business or the ownership of its property and assets which are not incurred in connection with the borrowing of money or the obtaining of advances or credit or guaranteeing the obligations of a Person (including landlord liens), and which do not in the aggregate materially detract from the value of its property or assets or materially impair the use thereof in the operation of its business,

               (iii)     Liens on property or assets of a
          Subsidiary to secure obligations of such Subsidiary to the Company or another Subsidiary,

               (iv) existing Liens on property of the
          Company as of January 27, 1996 as described in
          Schedule 6B(1) attached hereto and securing Debt
          --------------
          permitted by clause (ii) of paragraph 6B(2),

               (v)  Liens existing on any property of any
          corporation at the time it becomes a Subsidiary, or existing prior to the time of acquisition upon any property acquired by the Company or any Subsidiary through purchase, merger or consolidation or otherwise, whether or not assumed by the Company or such Subsidiary, or placed on property at the time of acquisition by the Company or any Subsidiary to secure all or a portion of (or to secure Debt incurred to pay all or a portion of) the purchase price thereof provided
                                                 --------
          that (a) all of such property is not or shall not thereby become encumbered in any amount in excess of the lesser of the cost thereof or fair value thereof and (b) any such Lien shall not encumber any other property of the Company or such Subsidiary,

               (vi) any Lien renewing, extending or
          refunding any Lien permitted by clause (v) above,
          provided that the principal amount secured is not
          --------
          increased, and the Lien is not extended to other property, and

               (vii)     other Liens on the property of the
          Company, provided that the aggregate amount of all
                   --------
          Debt (including Capitalized Lease Obligations) secured by Liens permitted by clauses (v), (vi) and (vii) of this paragraph 6B(1) plus the aggregate amount of all Attributable Debt does not exceed at any time an amount equal to 15% of Consolidated Net Tangible Assets.

               6B(2).   DEBT.   Create, incur, assume or
suffer to exist any Debt, except
                          ------

               (i)  Funded Debt of the Company represented
          by the Notes,

               (ii) Funded Debt or Current Debt of the
          Company and any Subsidiary secured by Liens
          permitted by the provisions of clauses (v), (vi)
          and (vii) of paragraph 6B(1), provided that the
                                        --------
          aggregate amount of such Debt together with all other Debt secured by Liens permitted by clauses
          (v), (vi) and (vii) of paragraph 6B(1) does not exceed at any time an amount equal to 15% of Consolidated Net Tangible Assets,

                (iii)    Funded Debt or Current Debt of any
          Subsidiary to the Company or any other Subsidiary, and

               (iv) other Debt of the Company permitted by paragraphs 6A(2) and 6A(3).

          6B(3). LOANS, ADVANCES, INVESTMENTS AND CONTINGENT LIABILITIES. Make or permit to remain outstanding any loan or advance to, or extend credit (other than credit extended in the normal course of business to any Person who is not an Affiliate of the Company) to, or guarantee, endorse or otherwise be or become contingently liable, directly or indirectly, in connection with the obligations, stock or dividends of, or own, purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any Person, except as approved by or in accordance with guidelines or corporate policies approved or authorized by the Company's Board of Directors from time to time.

          6B(4). SALE OF STOCK AND DEBT OF SUBSIDIARIES.
Sell or otherwise dispose of, or part with control of, any
shares of stock (or options, warrants or other rights
convertible into shares of stock) or Debt of any Subsidiary, except
- ------

               (i)  to the Company or another Subsidiary; or


               (ii) where the consummation of the sale of such shares of stock, or options, warrants or other rights convertible into shares of stock, of the Subsidiary will not, directly, or upon the exercise of any options, warrants or other rights convertible into stock of such Subsidiary, result in such Subsidiary's ceasing to be a Subsidiary within the meaning of paragraph 10B; or

               (iii)     where the consummation of the sale
          of such shares of stock (or options, warrants or other rights convertible into shares of stock) (A) is permitted by paragraph 6B(5), and (B) will effect a transfer of all, but not less than all, of the Company's record and beneficial ownership of such Subsidiary.

          6B(5).   MERGER AND SALE OF ASSETS. Merge or
consolidate with or any other Person or convey, lease, transfer or, in any fiscal year, otherwise dispose of all or a substantial part (i.e. assets which constitute more than 25% of the consolidated assets of the Company and its Subsidiaries or which have contributed more than 15% of the consolidated net earnings of the Company and its Subsidiaries for either of the two fiscal years then most recently ended) of its assets to any Person, except that
                                              ------

               (i)  any Subsidiary may merge with the
          Company (provided that the Company shall be the
                   --------
          continuing or surviving corporation) or with any one or more other Subsidiaries,

               (ii) any Subsidiary may sell, lease, transfer or otherwise dispose of any of its assets to the Company or another Subsidiary,

               (iii)     the Company may merge with any
          other corporation, provided that (a) the Company
                             --------
          shall be the continuing or surviving corporation, and (b) immediately after giving effect to such merger no Event of Default or Default shall exist,

               (iv) any Subsidiary may merge or consolidate
          with any other corporation, provided that,
                                      --------
          immediately after giving effect to such merger or consolidation (a) the continuing or surviving corporation of such merger or consolidation shall constitute a Subsidiary, and (b) no Event of Default or Default shall exist, and

               (v)  the Company and any Subsidiary may sell
          or otherwise dispose of inventory in the ordinary course of business.

          6B(6). SALE OR LEASE-BACK. Enter into any arrangement with any lender or investor or to which such lender or investor is a party providing for the leasing by the Company or any Subsidiary of real or personal property which has been or is to be sold or transferred by the Company or any Subsidiary to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such property or rental obligations of the Company or any Subsidiary unless the Attributable Debt in respect of such transaction is not prohibited by the proviso at the end of paragraph 6B(1).

          6B(7). ISSUANCE OF STOCK BY SUBSIDIARIES. The Company covenants that it will not permit any Subsidiary (either directly, or indirectly by the issuance of rights or options for, or securities convertible into, such shares) to issue, sell or otherwise dispose of any shares of any class of its stock (other than directors' qualifying shares) except

               (i)  to the Company or a Subsidiary; or

               (ii) to an extent which does not result in such Subsidiary's ceasing to be a Subsidiary within the meaning of paragraph 10B.


          7.  EVENTS OF DEFAULT.

          7A. ACCELERATION. If any of the following events shall occur and be continuing for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or otherwise):

               (i) the Company defaults in the payment of any principal of, or Yield Maintenance Amount payable with respect to, any Note when the same shall become due, either by the terms thereof or otherwise as herein provided; or

               (ii)      the Company defaults in the payment
          of any interest on any Note for more than 5
          Business Days after the date due; or

               (iii)     the Company or any Subsidiary
          defaults (whether as primary obligor or as
          guarantor or other surety) in any payment of
          principal of or interest on any other obligation for money borrowed (or any Capitalized Lease Obligation, any obligation under a conditional sale or other title retention agreement, any obligation issued or assumed as full or partial payment for property whether or not secured by a purchase money mortgage or any obligation under notes payable or drafts accepted representing extensions of credit) beyond any period of grace provided with respect thereto, or the Company or any Subsidiary fails to perform or observe any other agreement, term or condition contained in any agreement under which any such obligation is created (or if any other event thereunder or under any such agreement shall occur and be
          continuing) and the effect of such failure or other event is to cause, or to permit the holder or holders of such obligation (or a trustee on behalf of such holder or holders) to cause, such obligation to become due (or to be repurchased by the Company or any Subsidiary) prior to any stated maturity, provided that the aggregate amount of
                    --------
          all obligations as to which such a payment default shall occur and be continuing or such a failure or other event causing or permitting acceleration (or resale to the Company or any Subsidiary) shall occur and be continuing exceeds $5,000,000; or

               (iv) any representation or warranty made by the Company herein or by the Company or any of its officers in any writing furnished in connection with or pursuant to this Agreement shall be false in any material respect on the date as of which made; or

               (v)       the Company fails to perform or
          observe any agreement contained in paragraph 5C, 5F or 6; or

               (vi)      the Company fails to perform or
          observe any other agreement, term or condition contained herein and such failure shall not be remedied within 30 days after any officer obtains actual knowledge thereof; or

               (vii)     the Company or any Subsidiary
          makes an assignment for the benefit of creditors or is generally not paying its debts as such debts become due; or

               (viii)    any decree or order for relief in
          respect of the Company or any Significant
          Subsidiary is entered under any bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law, whether now or hereafter in effect (herein called the "BANKRUPTCY
          LAW"), of any jurisdiction; or

               (ix)      the Company or any Significant
          Subsidiary petitions or applies to any tribunal for, or consents to, the appointment of, or taking possession by, a trustee, receiver, custodian, liquidator or similar official of the Company or any Subsidiary, or of any substantial part of the assets of the

          Company or any Significant Subsidiary, or commences a voluntary case under the Bankruptcy Law of the United States or any proceedings (other than proceedings for the voluntary liquidation and dissolution of a Significant Subsidiary) relating to the Company or any Significant Subsidiary under the Bankruptcy Law of any other jurisdiction; or

               (x) any such petition or application is filed, or any such proceedings are commenced, against the Company or any Subsidiary and the Company or such Subsidiary by any act indicates its approval thereof, consent thereto or acquiescence therein, or an order, judgment or decree is entered appointing any such trustee, receiver, custodian, liquidator or similar official, or approving the petition in any such proceedings, and such order, judgment or decree remains unstayed and in effect for more than 30 days; or

               (xi)      any order, judgment or decree is
          entered in any proceedings against the Company decreeing the dissolution of the Company and such order, judgment or decree remains unstayed and in effect for more than 30 days: or

               (xii)     any order, judgment or decree is
          entered in any proceedings against the Company or any Significant Subsidiary decreeing a split-up of the Company or such Significant Subsidiary which requires the divestiture of assets, or the divestiture of the stock of a Significant Subsidiary and such order, judgment or decree remains unstayed and in effect for more than 30 days; or

               (xiii) any judgment or order of a federal or state court of the United States or any State or territory thereof (including the domestication or any foreign judgment), or series of such judgments or orders, for the payment of money in an amount in excess of $1,000,000 is rendered against the Company or any Subsidiary and either (i) enforcement proceedings have been commenced by any creditor upon such judgment or order or (ii) within thirty (30) days after entry thereof, such judgment is not discharged or execution thereof stayed pending appeal, or within thirty (30) days after the expiration of any such stay, such judgment is not discharged; or

               (xiv) any Plan shall fail to maintain the minimum funding standard required by Section 412 of the Code for any plan year, or any Plan shall become the subject of termination proceedings under Title IV of ERISA (except in the case of a standard termination under Section 4041(b) of ERISA), or the Company or any ERISA Affiliate shall withdraw from a Multiemployer Plan in whole or in part or any Plan subject to Title IV of ERISA or any Multiemployer Plan shall be terminated (except in the case of a standard termination under Section 4041(b) of ERISA); and as a result of any one or more of the foregoing there exists a liability of the Company or any Subsidiary to the Internal Revenue Service, the Pension Benefit Guaranty Corporation, any Plan or any Multiemployer Plan, in an aggregate amount exceeding $1,000,000 (or the equivalent amount in any foreign currency;

then (a) if such event is an Event of Default specified in
      -
clause (i) or (ii) of this paragraph 7A, any holder of any Note may at its option during the continuance of such Event of Default, by notice in writing to the Company, declare all of the Notes held by such holder to be, and all of the Notes held by such holder shall thereupon be and become, immediately due and payable together with interest accrued thereon are together with the Yield-Maintenance Amount, if any, with respect to such Notes, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Company, (b) if such event is an Event
                               -
of Default specified in clause (viii), (ix) or (x) of this paragraph 7A with respect to the Company, all of the Notes at the time outstanding shall automatically become immediately due and payable together with interest accrued thereon are together with the Yield-Maintenance Amount, if any, with respect to such Notes, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Company, and (c) if such event is any
                                   -
Event of Default other than as specified in the preceding clauses (a) or (b), the Required Holder(s) of the Notes of any Series may at its or their option during the continuance of such Event of Default, by notice in writing to the Company, declare all of the Notes of such Series to be, and all of the Notes of such Series shall thereupon be and become, immediately due and payable together with interest accrued thereon and together with the Yield-Maintenance Amount, if any, with respect to each Note of such Series, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Company.

          7B. RESCISSION OF ACCELERATION. At any time after any or all of the Notes of any Series shall have been declared immediately due and payable pursuant to paragraph 7A, the Required Holder(s) of the Notes of such Series may, by notice in writing to the Company, rescind and annul such declaration and its consequences if (i) the Company shall have paid all overdue interest on the Notes of such Series, the principal of and Yield-Maintenance Amount, if any, payable with respect to any Notes of such Series which have become due otherwise than by reason of such declaration, and interest on such overdue interest and overdue principal and Yield Maintenance Amount at the rate specified in the Notes of such Series, (ii) the Company shall not have paid any amounts which have become due solely by reason of such declaration, (iii) all Events of Default and Defaults, other than non-payment of amounts which have become due solely by reason of such declaration, shall have been cured or waived pursuant to paragraph 11C, and (iv) no judgment or decree shall have been entered for the payment of any amounts due pursuant to the Notes of such Series or this Agreement. No such rescission or annulment shall extend to or affect any subsequent Event of Default or Default or impair any right arising therefrom.

          7C.  NOTICE OF ACCELERATION OR RESCISSION.
Whenever any Note shall be declared immediately due and payable pursuant to paragraph 7A or any such declaration shall be rescinded and annulled pursuant to paragraph 7B, the Company shall forthwith give written notice thereof to the holder of each Note of each Series at the time outstanding.

          7D.  OTHER REMEDIES.  If any Event of Default or
Default shall occur and be continuing, the holder of any Note may proceed to protect and enforce its rights under this Agreement and such Note by exercising such remedies as are available to such holder in respect thereof under applicable law, either by suit in equity or by action at law, or both, whether for specific performance of any covenant or other agreement contained in this Agreement or in aid of the exercise of any power granted in this Agreement. No remedy conferred in this Agreement upon the holder of any Note is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or now or hereafter existing at law or in equity or by statute or otherwise.

          8.  REPRESENTATIONS, COVENANTS AND WARRANTIES.
The Company represents, covenants and warrants as follows:

          8A. ORGANIZATION. The Company is a corporation duly organized and existing in good standing under the laws of the State of Missouri, each Subsidiary is duly organized and existing in good standing under the laws of the jurisdiction in which it is incorporated, and the Company has and each Subsidiary has the corporate power to own its respective property and to carry on its respective business as now being conducted. The execution, delivery and performance by the Company of this Agreement and the Notes, are within the Company's corporate powers and have been duly authorized by all necessary corporate action.

          8B.  FINANCIAL STATEMENTS.  The Company has
furnished each Purchaser of any Accepted Notes with the following financial statements, identified by a principal financial officer of the Company: (i) a consolidated
                                    -
balance sheet of the Company and its Subsidiaries as at January 30, 1993, January 29, 1994 and January 28, 1995 for the fiscal years of the Company most recently completed prior to the date as of which this representation is made or repeated to such Purchaser (other than fiscal years completed within 90 days prior to such date for which audited financial statements have not been released) and consolidated statements of income, stockholders' equity and cash flows of the Company and its Subsidiaries for each such year, all reported on by Arthur Andersen & Co.; and (ii) a
                                                      --
consolidated balance sheet of the Company and its Subsidiaries as at the end of the quarterly period (if any) most recently completed prior to such date and after the end of such fiscal year (other than quarterly periods completed within 60 days prior to such date for which financial statements have not been released) and the comparable quarterly period in the preceding fiscal year and consolidated statements of income, stockholders' equity and cash flows for the periods from the beginning of the fiscal years in which such quarterly periods are included to the end of such quarterly periods, prepared by the Company.
Such financial statements (including any related schedules and/or notes) are true and correct in all material respects (subject, as to interim statements, to changes resulting from audits and year-end adjustments), have been prepared in accordance with generally accepted accounting principles consistently followed throughout the periods involved and show all liabilities, direct and contingent, of the Company and its Subsidiaries required to be shown in accordance with such principles. The balance sheets fairly present the condition of the Company and its Subsidiaries as at the dates thereof, and the statements of income, stockholders' equity and cash flows fairly present the results of the operations of the Company and its Subsidiaries and their cash flows for the periods indicated. There has been no material adverse change in the business, property or assets, condition (financial or otherwise) or operations of the Company and its Subsidiaries taken as a whole since the end of the most recent fiscal year for which such audited financial statements have been furnished.

          8C. ACTIONS PENDING. There is no action, suit, investigation or proceeding pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries, or any properties or rights of the Company or any of its Subsidiaries, by or before any court, arbitrator or administrative or governmental body which might result in any material adverse change in the business, property or assets, condition (financial or otherwise) or operations of the Company and its Subsidiaries taken as a whole. There is no action, suit, investigation or proceeding pending or threatened against the Company or any of its Subsidiaries which purports to affect the validity or enforceability of the Note Facility Agreement, the notes issued thereunder, this Agreement or any Note issued hereunder.

          8D. OUTSTANDING DEBT. Neither the Company nor any of its Subsidiaries has outstanding any Debt except as permitted by paragraph 6B(2). There exists no default under the provisions of any instrument evidencing such Debt or of any agreement relating thereto.

          8E. TITLE TO PROPERTIES. The Company has and each of its Subsidiaries has good and marketable title to its respective real properties (other than properties which it leases) and good title to all of its other respective properties and assets, including the properties and assets reflected in the most recent audited balance sheet referred to in paragraph 8B (other than properties and assets disposed of in the ordinary course of business), subject to no Lien of any kind except Liens permitted by paragraph 6B(1). All leases necessary in any material respect for the conduct of the respective businesses of the Company and its Subsidiaries are valid and subsisting and are in full force and effect.

          8F. TAXES. The Company has and each of its Subsidiaries has filed all federal, state and other income tax returns which, to the best knowledge of the officers of the Company and its Subsidiaries, are required to be filed, and each has paid all taxes as shown on such returns and on all assessments received by it to the extent that such taxes have become due, except such taxes as are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with generally accepted accounting principles.

          8G. CONFLICTING AGREEMENTS AND OTHER MATTERS. Neither the Company nor any of its Subsidiaries is a party to any contract or agreement or subject to any charter or other corporate restriction which materially and adversely affects its business, property or assets, condition (financial or otherwise) or operations. Neither the execution nor delivery of this Agreement or the Notes, nor the offering, issuance and sale of the Notes, nor fulfillment of nor compliance with the terms and provisions hereof and of the Notes will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien upon any of the properties or assets of the Company or any of its Subsidiaries pursuant to, the charter or by-laws of the Company or any of its Subsidiaries, any award of any arbitrator or any agreement (including any agreement with stockholders), instrument, order, judgment, decree, statute, law, rule or regulation to which the Company or any of its Subsidiaries is subject. Neither the Company nor any of its Subsidiaries is a party to, or otherwise subject to any provision contained in, any instrument evidencing Indebtedness of the Company or such Subsidiary, any agreement relating thereto or any other contract or agreement (including its charter) which limits the amount of, or otherwise imposes restrictions on the incurring of, Debt of the Company of the type to be evidenced by the Notes except as set forth in the agreements listed in Exhibit E attached hereto.

          8H. OFFERING OF NOTES. Neither the Company nor any agent acting on its behalf has, directly or indirectly, offered the Notes or any similar security of the Company for sale to, or solicited any offers to buy the Notes or any similar security of the Company from, or otherwise approached or negotiated with respect thereto with, any Person other than institutional investors, and neither the Company nor any agent acting on its behalf has taken or will take any action which would subject the issuance or sale of the Notes to the provisions of Section 5 of the Securities Act or to the provisions of any securities or Blue Sky law of any applicable jurisdiction.

          8I. USE OF PROCEEDS. None of the proceeds of the sale of any Notes will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any "margin stock" as defined in Regulation G (12 CFR Part 207) of the Board of Governors of the Federal Reserve System (herein called "MARGIN STOCK") or for the purpose of maintaining, reducing or retiring any Indebtedness which was originally incurred to purchase or carry any stock that is then currently a margin stock or for any other purpose which might constitute the purchase of such Notes a "purpose credit" within the meaning of such Regulation G, unless the Company shall have delivered to the Purchaser which is purchasing such Notes, on the Closing Day for such Notes, an opinion of counsel satisfactory to such Purchaser stating that the purchase of such Notes does not constitute a violation of such Regulation G. Neither the Company nor any agent acting on its behalf has taken or will take any action which might cause this Agreement or the Notes to violate Regulation G, Regulation T or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Exchange Act, in each case as in effect now or as the same may hereafter be in effect.

          8J. ERISA. No accumulated funding deficiency (as defined in section 302 of ERISA and section 412 of the
Code), whether or not waived, exists with respect to any Plan (other than a Multiemployer Plan). No liability to the Pension Benefit Guaranty Corporation has been or is expected by the Company or any ERISA Affiliate to be incurred with respect to any Plan (other than a Multiemployer Plan) by the Company, any Subsidiary or any ERISA Affiliate which is or would be materially adverse to the business, property or assets, condition (financial or otherwise) or operations of the Company and its Subsidiaries taken as a whole. Neither the Company, any Subsidiary nor any ERISA Affiliate has incurred or presently expects to incur any withdrawal liability under Title IV of ERISA with respect to any Multiemployer Plan which is or would be materially adverse to the business, property or assets, condition (financial or otherwise) or operations of the Company and its Subsidiaries taken as a whole. The execution and delivery of this Agreement and the issuance and sale of the Notes will be exempt from or will not involve any transaction which is subject to the prohibitions of section 406 of ERISA and will not involve any transaction in connection with which a penalty could be imposed under section 502(i) of ERISA or a tax could be imposed pursuant to section 4975 of the Code. The representation by the Company in the next preceding sentence is made in reliance upon and subject to the accuracy of the representation of each Purchaser in paragraph 9B as to the source of funds to be used by it to purchase any Notes.

          8K. GOVERNMENTAL CONSENT. Neither the nature of the Company or of any Subsidiary, nor any of their respective businesses or properties, nor any relationship between the Company or any Subsidiary and any other Person, nor any circumstance in connection with the offering, issuance, sale or delivery of the Notes is such as to require any authorization, consent, approval, exemption or any action by or notice to or filing with any court or administrative or governmental body (other than routine filings after the Closing Day for any Notes with the Securities and

Exchange Commission and/or state Blue Sky authorities) in connection with the execution and delivery of this Agreement, the offering, issuance, sale or delivery of the Notes or fulfillment of or compliance with the terms and provisions hereof or of the Notes.

          8L. ENVIRONMENTAL COMPLIANCE. To the best of the Company's knowledge, the Company and each of its Subsidiaries has obtained all permits, licenses and other authorizations which are required under Environmental Laws , and the Company and each of its Subsidiaries is in compliance in all material respects with all terms and conditions of the required permits, licenses and authorizations and is also in compliance in all material respects with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any applicable Environmental Laws.

          Neither the Company nor any of its Subsidiaries is aware of, or has received notice of, any past, present or future events, conditions, circumstances, activities, practices, incidents, actions or plans which, with respect to the Company or any Subsidiary, may interfere with or prevent compliance or continued compliance in any material respect with Environmental Laws, or may give rise to any material common law or legal liability, or otherwise form the basis of any material claim, action, demand, suit, proceeding, hearing, study or investigation, based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation or handling, or the emission, discharge or release or, to the best of the Company's knowledge, threatened release into the environment, of any pollutant, contaminant, chemical, or industrial, toxic or hazardous substance or waste.

          There is no civil, criminal or administrative action, suit, demand, claim, hearing, notice or demand letter, notice of violation, investigation or proceeding pending or, to the best of the Company's knowledge, threatened against the Company or any Subsidiary relating in any way to Environmental Laws.

          8M. DISCLOSURE. Neither this Agreement nor any other document, certificate or statement furnished to any Purchaser by or on behalf of the Company in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading. There is no fact peculiar to the Company or any of its Subsidiaries which materially adversely affects or in the future may (so far as the Company can now foresee) materially adversely affect the business, property or assets, condition (financial or otherwise) or operations of the Company or any of its Subsidiaries and which has not been set forth in this Agreement.

          8N. LIENS. Except for the Liens permitted by paragraph 6B(1), there are no Liens encumbering the property of the Company or any of its Subsidiaries.

          8O. HOSTILE TENDER OFFERS. None of the proceeds of the sale of any Notes will be used to finance a Hostile
Tender Offer.

          8P.  ENFORCEABILITY.  This Agreement is, and the
Notes when delivered hereunder will be, legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

          9.  REPRESENTATIONS OF THE PURCHASERS.

     Each Purchaser represents as follows:

          9A. NATURE OF PURCHASE. Such Purchaser is not acquiring the Notes purchased by it hereunder with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act, provided that the disposition of such Purchaser's property shall at all times be and remain within its control.

          9B. SOURCE OF FUNDS. No part of the funds used by such Purchaser to pay the purchase price of the Notes purchased by such Purchaser hereunder constitutes assets allocated to any separate account maintained by such Purchaser in which any employee benefit plan, other than employee benefit plans identified on a list which has been furnished by such Purchaser to the Company, participates to the extent of 10% or more. For the purpose of this paragraph 9B, the terms "separate account" and "employee benefit plan" shall have the respective meanings specified in section 3 of ERISA.

          10.  DEFINITIONS.  For the purpose of this
Agreement, the terms defined in paragraphs 1 and 2 shall have the respective meanings specified therein, and the following terms shall have the meanings specified with respect thereto below:

          10A.  YIELD-MAINTENANCE TERMS.

          "CALLED PRINCIPAL" shall mean, with respect to any Note, the principal of such Note that is to be prepaid pursuant to paragraph 4A or is declared to be immediately due and payable pursuant to paragraph 7A, as the context requires.

          "DESIGNATED SPREAD" shall mean in the case of each Note of any Series unless the Confirmation of Acceptance with respect to the Notes of such Series specifies a different Designated Spread in which case it shall mean, with respect to each Note of such Series, the Designated Spread so specified.

          "DISCOUNTED VALUE" shall mean, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on such Note is payable) equal to the Reinvestment Yield with respect to such Called Principal.

          "REINVESTMENT YIELD" shall mean, with respect to the Called Principal of any Note, the Designated Spread over the yield to maturity implied by (a) the yields reported, as
                                  -
of 10:00 A.M. (New York City local time) on the Business Day next preceding the Settlement Date with respect to such Called Principal, on the display designated as "Page 678" on the Telerate Service (or such other display as may replace page 678 on the Telerate Service) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or if such yields shall not be reported as of such time or the yields reported as of such time shall not be ascertainable, (b) the Treasury Constant Maturity Series
                -
yields reported, for the latest day for which such yields shall have been so reported as of the Business Day next preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield shall be determined, if necessary, by (x) converting U.S. Treasury
                              -
bill quotations to bond-equivalent yields in
accordance with accepted financial practice and (y)
                                                 -
interpolating linearly between yields reported for various maturities.

          "REMAINING AVERAGE LIFE" shall mean, with respect
to the Called Principal of any Note, the number of years
(calculated to the nearest one-twelfth year) obtained by
dividing (i) such Called Principal into (ii) the sum of the
          -                              --
products obtained by multiplying (a) each Remaining
                                  -
Scheduled Payment of such Called Principal (but not of
interest thereon) by (b) the number of years (calculated to
                      -
the nearest one-twelfth year) which will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

          "REMAINING SCHEDULED PAYMENTS" shall mean, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due on or after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date.

          "SETTLEMENT DATE" shall mean, with respect to the Called Principal of any Note, the date on which such Called
Principal is to be prepaid pursuant to paragraph 4B or is declared to be immediately due and payable pursuant to paragraph 7A, as the context requires.

          "YIELD-MAINTENANCE AMOUNT" shall mean, with
respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Called Principal of such Note over the sum of (i) such Called Principal plus (ii) interest
                 -                              --
accrued thereon as of (including interest due on) the Settlement Date with respect to such Called Principal. The Yield-Maintenance Amount shall in no event be less than zero.

          10B.  OTHER TERMS.

          "ACCEPTANCE" shall have the meaning specified in paragraph 2F.

          "ACCEPTANCE DAY" shall have the meaning specified in paragraph 2F.

          "ACCEPTANCE WINDOW" shall have the meaning specified in paragraph 2F.

          "ACCEPTED NOTE" shall have the meaning specified in paragraph 2F.

          "AFFILIATE" shall mean any Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, the Company, except a Subsidiary. A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise.

          "ATTRIBUTABLE DEBT" shall mean in connection with a transaction described in paragraph 6B(6) the lesser of (i) the fair market value of the assets subject to such transaction or (ii) the present value (discounted at 10%) of the obligations of the lease for rental payments (determined in accordance with Statement of Financial Accounting
Standards #13) during the term of any lease.   For purposes
of the preceding sentence, fair market value of the assets subject to such a transaction shall be fair market value of such assets as determined by the Company and communicated promptly to each Significant Holder.

          "AUTHORIZED OFFICER" shall mean (i) in the case of
                                           -
the Company, its chief executive officer, its chief financial officer, any officer of the Company designated as an "Authorized Officer" of the Company in the Information Schedule attached hereto or any officer of the Company designated as an "Authorized Officer" of the Company for the purpose of this Agreement in an Officer's Certificate executed by the Company's chief executive officer or chief financial officer and delivered to Prudential, and (ii) in
                                                    --
the case of Prudential, any officer of Prudential designated as its "Authorized Officer" in the Information Schedule or any officer of Prudential designated as its "Authorized Officer" for the purpose of this Agreement in a certificate executed by one of its Authorized Officers. Any action taken under this Agreement on behalf of the Company by any individual who on or after the date of this Agreement shall have been an Authorized Officer of the Company and whom Prudential in good faith believes to be an Authorized Officer of the Company at the time of such action shall be binding on the Company even though such individual shall have ceased to be an Authorized Officer of the Company, and any action taken under this Agreement on behalf of Prudential by any individual who on or after the date of this Agreement shall have been an Authorized Officer of Prudential and whom the Company in good faith believes to be an Authorized Officer of Prudential at the time of such action shall be binding on Prudential even though such individual shall have ceased to be an Authorized Officer of Prudential.

          "AVAILABLE FACILITY AMOUNT" shall have the meaning specified in paragraph 2A.

          "BANKRUPTCY LAW" shall have the meaning specified in clause (viii) of paragraph 7A.

          "BUSINESS DAY" shall mean any day other than (i) a Saturday or a Sunday, (ii) a day on which commercial banks in New York City are required or authorized to be closed and
(iii) for purposes of paragraph 2C hereof only, a day on which The Prudential Insurance Company of America is not open for business.


          "CANCELLATION DATE" shall have the meaning specified in paragraph 2I(3).

          "CANCELLATION FEE" shall have the meaning specified in paragraph 2I(3).

          "CAPITALIZED LEASE OBLIGATION" shall mean any rental obligation which, under generally accepted accounting principles, is or will be required to be capitalized on the books of the Company or any Subsidiary, taken at the amount thereof accounted for as indebtedness (net of interest expenses) in accordance with such principles.

          "CLOSING DAY" for any Accepted Note shall mean the Business Day specified for the closing of the purchase and sale of such Note in the Request for Purchase of such Note, provided that (i) if the Acceptance Day for such Accepted
               -
Note is less than five Business Days after the Company shall have made such Request for Purchase and the Company and the Purchaser which is obligated to purchase such Note agree on an earlier Business Day for such closing, the "CLOSING DAY" for such Accepted Note shall be such earlier Business Day, and (ii) if the closing of the purchase and sale of such
     --
Accepted Note is rescheduled pursuant to paragraph 2H, the Closing Day for such Accepted Note, for all purposes of this Agreement except paragraph 2I(3), shall mean the Rescheduled Closing Day with respect to such Closing.

          "CODE" shall mean the Internal Revenue Code of 1986, as amended.

          "CONFIRMATION OF ACCEPTANCE" shall have the meaning specified in paragraph 2F.

          "CONSOLIDATED NET TANGIBLE ASSETS" shall mean, as of the date of any determination thereof, the total amount of all assets of the Company and its Subsidiaries, less the sum of:

     (i)    the amount, if any, at which intangible assets
            (including good will, trade names, trademarks, patents, organization expense and other similar intangibles but excluding acquired customer contracts and non-competition agreements and unamortized debt discount and expense appear on a consolidated balance sheet;

     (ii) any write-up of fixed assets after the date of this Agreement; and

     (iii)  all liabilities other than (a) Funded Debt and
            (b) the amount by which minority interest and deferred taxes (whether current or long-term), when aggregated together, does not exceed 3% of the total amount of all assets of the Company and its Subsidiaries.

          "CONSOLIDATED TANGIBLE NET WORTH" shall mean the sum of the gross book value of the assets of the Company and its Subsidiaries less applicable reserves, goodwill, patents, trademarks and other intangibles (other than the book value of non-compete agreements and contracts obtained in connection with acquisitions up to an amount equal to 10% of Consolidated Net Tangible Assets), treasury stock, unamortized debt discounts, certain deferred expenses including deferred taxes (whether current or long-term) and all liabilities (including deferred income taxes) other than capital stock and surplus, all determined on a consolidated basis in accordance with generally accepted accounting principles.

          "CURRENT DEBT" shall mean, with respect to the Company and its Subsidiaries on a consolidated basis, any obligation for borrowed money (and any notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money) payable on demand or within a period of one year from the date of the creation thereof;

provided that any obligation shall be treated as Funded
- --------
Debt, regardless of its term, if such obligation is renewable pursuant to the terms thereof or of a revolving credit or similar agreement effective for more than one year after the date of the creation of such obligation, or may be payable out of the proceeds of a similar obligation pursuant to the terms of such obligation or of any such agreement. Any obligation secured by a Lien on, or payable out of the proceeds of production from, property of the Company or any Subsidiary shall be deemed to be Funded or Current Debt, as the case may be, of the Company or such Subsidiary even though such obligation shall not be assumed by the Company or such Subsidiary.

          "DEBT" shall mean Funded Debt and Current Debt, as the case may be.

          "DELAYED DELIVERY FEE" shall have the meaning specified in paragraph 2I(2).

          "ENVIRONMENTAL LAWS" shall mean all federal, state, local and foreign laws relating to pollution or protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment (including without limitation ambient air, surface water, ground water, or land), or otherwise relating to the manufacturer, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substance, or wastes, and any and all regulations, codes, plans, orders, decrees, judgments, injunctions, notices or demand letters issued, entered, promulgated or approved thereunder.

          "ERISA" shall mean the Employee Retirement Income
Security Act of 1974, as amended.

          "ERISA AFFILIATE" shall mean any corporation which is a member of the same controlled group of corporations as the Company within the meaning of section 414(b) of the Code, or any trade or business which is under common control with the Company within the meaning of section 414(c) of the Code.

          "EVENT OF DEFAULT" shall mean any of the events specified in paragraph 7A, provided that there has been satisfied any requirement in connection with such event for the giving of notice, or the lapse of time, or the happening of any further condition, event or act, and "DEFAULT" shall mean any of such events, whether or not any such requirement has been satisfied.

          "EXCHANGE ACT" shall mean the Securities Exchange
Act of 1934, as amended.

          "FACILITY" shall have the meaning specified in paragraph 2A.

          "FACILITY FEE" shall have the meaning specified in paragraph 2I(1).

          "FUNDED DEBT" shall mean with respect to the Company and its Subsidiaries, on a consolidated basis,

     (i) any obligation for borrowed money payable more than one year from the date of creation thereof, (including Capitalized Lease Obligations),

      (ii) indebtedness payable more than one year from the date of creation thereof which is secured by any Lien on property owned by the Company or any Subsidiary, whether or not the indebtedness secured thereby shall have been assumed by the Company or such Subsidiary,

     (iii) guarantees (other than guarantees by the Company of obligations not for money borrowed incurred by a Subsidiary in the ordinary course of its business), endorsements (other than endorsements of negotiable instruments for collection in the ordinary course of business) and other contingent liabilities (whether direct or indirect) in connection with the stock, dividends or Debt for borrowed money of any Person,

      (iv) obligations under any contract providing for the making of loans, advances or capital contributions to any Person, or for the purchase of any property from any Person, in each case in order to enable such Person primarily to maintain working capital, net worth or any other balance sheet condition or to pay debts, dividends or expenses, and

      (v)   obligations under any other contract which, in
            economic effect, is substantially equivalent to
            a guarantee other than as described in clause
            (iii) above,
all as determined in accordance with generally accepted
- ---
accounting principles.

            "HOSTILE TENDER OFFER" shall mean, with respect to the use of proceeds of any Note, any offer to purchase, or any purchase of, shares of capital stock of any corporation or equity interests in any other entity, or securities convertible into or representing the beneficial ownership of, or rights to acquire, any such shares or equity interests, if such shares, equity interests, securities or rights are of a class which is publicly traded on any securities exchange or in any over-the-counter market, other than purchases of such shares, equity interests, securities or rights representing less than 5% of the equity interests or beneficial ownership of such corporation or other entity for portfolio investment purposes, and such offer or purchase has not been duly approved by the board of directors of such corporation or the equivalent governing body of such other entity prior to the date on which the Company makes the Request for Purchase of such Note.

            "ISSUANCE PERIOD" shall have the meaning specified in paragraph 2B.

            "LIEN" shall mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of, or agreement to give, any financing statement under the Uniform Commercial Code of any jurisdiction).

            "MULTIEMPLOYER PLAN" shall mean any Plan which is a "multiemployer plan" (as such term is defined in section 4001(a)(3) of ERISA.

            "NOTES" shall have the meaning specified in paragraph 1.

            "OFFICER'S CERTIFICATE" shall mean a certificate signed in the name of the Company by an Authorized Officer of the Company.

            "PERSON" shall mean and include an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

            "PLAN" shall mean any employee pension benefit plan (as such term is defined in section 3 of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by the Company or any ERISA Affiliate.

            "PRUDENTIAL" shall mean The Prudential Insurance
Company of America.

            "PRUDENTIAL AFFILIATE" shall mean any
corporation or other entity all of the Voting Stock (or equivalent voting securities or interests) of which is owned by Prudential either directly or through Prudential
Affiliates.

            "PURCHASERS" shall mean, with respect to any Accepted Notes the Persons, either Prudential or a Prudential Affiliate, who is purchasing such Accepted Notes.

            "REQUEST FOR PURCHASE" shall have the meaning specified in paragraph 2D.

            "REQUIRED HOLDER(S)" shall mean, with respect to the Notes of any series, at any time, the holder or holders of at least 66 2/3% of the aggregate principal amount of the Notes of such series outstanding at such time.

            "RESCHEDULED CLOSING DAY" shall have the meaning specified in paragraph 2H.

            "RESPONSIBLE OFFICER" shall mean the chief executive officer, chief operating officer, chief financial officer or chief accounting officer of the Company or any other officer of the Company involved principally in its financial administration or its controllership function.

            "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

            "SERIES" shall have the meaning specified in paragraph 1.

            "SIGNIFICANT HOLDER" shall mean (i) Prudential, so long as Prudential or any Prudential Affiliate shall hold
(or be committed under this Agreement to purchase) any Note, or (ii) any other holder of a Note or Notes that is a Transferee.

            "SIGNIFICANT SUBSIDIARY" shall mean any
Subsidiary whose assets constitute more than 5% of the consolidated assets of the Company and its Subsidiaries or which has contributed more than 5% of the consolidated net earnings of the Company and its Subsidiaries for either of the two fiscal years then most recently ended.

            "SUBSIDIARY" shall mean any corporation at least 75% of the total combined voting power of all classes of Voting Stock of which shall, at the time as of which any determination is being made, be owned by the Company either directly or through Subsidiaries.

            "TO THE BEST OF THE COMPANY'S KNOWLEDGE" shall mean as of a specified fact or set of facts that the Company has actual knowledge thereof or should, in the exercise of reasonable diligence, have had actual knowledge thereof.

            "TRANSFEREE" shall mean any direct or indirect transferee of all or any part of any Note purchased by any Purchaser under this Agreement.

            "VOTING STOCK" shall mean, with respect to any corporation, any shares of stock of such corporation whose holders are entitled under ordinary circumstances to vote for the election of directors of such corporation
(irrespective of whether at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

     10C.     ACCOUNTING TERMS.  All accounting terms
(including those which form the basis, in whole or in part, of any financial term or covenant herein) not specifically defined herein shall be construed in accordance with generally accepted accounting principles consistent with those applied in the preparation of the financial statements referred to in paragraph 8B.

            11.  MISCELLANEOUS.

            11A. NOTE PAYMENTS. The Company agrees that, so long as any Purchaser shall hold any Note, it will make payments of principal of, interest on, and any Yield-Maintenance Amount payable with respect to, such Note, which comply with the terms of this Agreement, by wire transfer of immediately available funds for credit (not later than 12:00 noon, New York City local time, on the date due) to the account or accounts of such Purchaser, if any, as are specified in the Information Schedule, attached hereto, or, in the case of any Purchaser not named in the Information Schedule or any Purchaser wishing to change the account specified for it in the Information Schedule, such account or accounts in the United States as such Purchaser may from time to time designate in writing, notwithstanding any contrary provision herein or in any Note with respect to the place of payment. Each Purchaser agrees that, before disposing of any Note, it will make a notation thereon (or on a schedule attached thereto) of all principal payments previously made thereon and of the date to which interest thereon has been paid. The Company agrees to afford the benefits of this paragraph 11A to any Transferee which shall have made the same agreement as the Purchasers have made in this paragraph 11A.

            11B. EXPENSES. The Company agrees, whether or not the transactions contemplated hereby shall be consummated, to pay, and save Prudential, each Purchaser and any Transferee harmless against liability for the payment of, all out-of-pocket expenses arising in connection with such transactions, including (i) all document production and
                              -
duplication charges and the fees and expenses of any special counsel engaged by the Purchasers or any Transferee in connection with this Agreement, the transactions contemplated hereby and any subsequent proposed modification of, or proposed consent under, this Agreement, whether or not such proposed modification shall be effected or proposed consent granted, and (ii) the costs and expenses, including
                      --
attorneys' fees, incurred by any Purchaser or any Transferee in enforcing (or determining whether or how to enforce) any rights under this Agreement or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the transactions contemplated hereby or by reason of any Purchaser's or any Transferee's having acquired any Note, including without limitation costs and expenses incurred in any bankruptcy case. The obligations of the Company under this paragraph 11B shall survive the transfer of any Note or portion thereof or interest therein by any Purchaser or any Transferee and the payment of any Note.

            11C. CONSENT TO AMENDMENTS. This Agreement may be amended, and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, if the Company shall obtain the written consent to such amendment, action or omission to act, of the Required Holder(s) of the Notes of each series except that,
(i) with the written consent of the holders of all Notes of
 -
a particular Series, and if an Event of Default shall have occurred and be continuing, of the holders of all Notes of all Series, at the time outstanding (and not without such written consents), the Notes of such Series may be amended or the provisions thereof waived to change the maturity thereof, to change or affect the principal thereof, or to change or affect the rate or time of payment of interest on or any Yield-Maintenance Amount payable with respect to the Notes of such Series, (ii) without the
                                      --
written consent of the holder or holders of all Notes at the time outstanding, no amendment to or waiver of the provisions of this Agreement shall change or affect the provisions of paragraph 7A or this paragraph 11C insofar as such provisions relate to proportions of the principal amount of the Notes of any Series, or the rights of any individual holder of Notes, required with respect to any declaration of Notes to be due and payable or with respect to any consent, amendment, waiver or declaration, (iii) with
                                                   ---
the written consent of Prudential (and not without the written consent of Prudential) the provisions of paragraph 2 may be amended or waived (except insofar as any such amendment or waiver would affect any rights or obligations with respect to the purchase and sale of Notes which shall have become Accepted Notes prior to such amendment or waiver), and (iv) with the written consent of all of the
              --
Purchasers which shall have become obligated to purchase Accepted Notes of any Series (and not without the written consent of all such Purchasers), any of the provisions of paragraphs 2 and 3 may be amended or waived insofar as such amendment or waiver would affect only rights or obligations with respect to the purchase and sale of the Accepted Notes of such Series or the terms and provisions of such Accepted Notes. Each holder of any Note at the time or thereafter outstanding shall be bound by any consent authorized by this paragraph 11C, whether or not such Note shall have been marked to indicate such consent, but any Notes issued thereafter may bear a notation referring to any such consent. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein and in the Notes, the term "this Agreement" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

            11D. FORM, REGISTRATION, TRANSFER AND EXCHANGE OF NOTES; LOST NOTES. The Notes are issuable as registered notes without coupons in denominations of at least $250,000, except as may be necessary to reflect any principal amount not evenly divisible by $250,000. The Company shall keep at its principal office a register in which the Company shall provide for the registration of Notes and of transfers of Notes. Upon surrender for registration of transfer of any Note at the principal office of the Company, the Company shall, at its expense, execute and deliver one or more new Notes of like tenor and of a like aggregate principal amount, registered in the name of such Transferee or Transferees. At the option of the holder of any Note, such Note may be exchanged for other Notes of like tenor and of any authorized denominations, of a like aggregate principal amount, upon surrender of the Note to be exchanged at the principal office of the

Company. Whenever any Notes are so surrendered for exchange, the Company shall, at its expense, execute and deliver the Notes which the holder making the exchange is entitled to receive. Each installment of principal payable on each installment date upon each new Note issued upon any such transfer or exchange shall be in the same proportion to the unpaid principal amount of such new Note as the installment of principal payable on such date on the Note surrendered for registration of transfer or exchange bore to the unpaid principal amount of such Note. No reference need be made in any such new Note to any installment or installments of principal previously due and paid upon the Note surrendered for registration of transfer or exchange. Every Note surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer duly executed, by the holder of such Note or such holder's attorney duly authorized in writing. Any Note or Notes issued in exchange for any Note or upon transfer thereof shall carry the rights to unpaid interest and interest to accrue which were carried by the Note so exchanged or transferred, so that neither gain nor loss of interest shall result from any such transfer or exchange. Upon receipt of written notice from the holder of any Note of the loss, theft, destruction or mutilation of such Note and, in the case of any such loss, theft or destruction, upon receipt of such holder's unsecured indemnity agreement, or in the case of any such mutilation upon surrender and cancellation of such Note, the Company will make and deliver a new Note, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Note.

            11E.  PERSONS DEEMED OWNERS; PARTICIPATIONS.
Prior to due presentment for registration of transfer, the Company may treat the Person in whose name any Note is registered as the owner and holder of such Note for the purpose of receiving payment of principal of and interest on, and any Yield-Maintenance Amount payable with respect to, such Note and for all other purposes whatsoever, whether or not such Note shall be overdue, and the Company shall not be affected by notice to the contrary. Subject to the preceding sentence, the holder of any Note may from time to time grant participations in all or any part of such Note to any Person on such terms and conditions as may be determined by such holder in its sole and absolute discretion.

            11F.  SURVIVAL OF REPRESENTATIONS AND
WARRANTIES; ENTIRE AGREEMENT. All representations and warranties contained herein or made in writing by or on behalf of the Company in connection herewith shall survive the execution and delivery of this Agreement and the Notes, the transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any Transferee, regardless of any investigation made at any time by or on behalf of any Purchaser or any Transferee. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings relating to such subject matter.

            11G. SUCCESSORS AND ASSIGNS. All covenants and other agreements in this Agreement contained by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including, without limitation, any Transferee) whether so expressed or not.

            11H. DISCLOSURE TO OTHER PERSONS. The Company acknowledges that Prudential, each Purchaser and each holder of any Note may deliver copies of any financial statements and other documents delivered to it, and disclose any other information disclosed to it, by or on behalf of the Company or any Subsidiary in connection with or pursuant to this Agreement to (i) its directors, officers, employees, agents
              -
and professional consultants, (ii) any Purchaser or holder
                               --
of any Note, (iii) any Person to which it offers to sell any
              ---
Note or any part thereof, (iv) any Person to which it sells
                           --
or offers to sell a participation in all or any part of any Note, (v) any Person from which it offers to purchase any
       -
security of the Company, (vi) any federal or state
                          --
regulatory authority having jurisdiction over it, (vii) the
                                                   ---
National Association of Insurance Commissioners or any similar organization, or (viii) any other Person to which
                          ----
such delivery or disclosure may be necessary or appropriate
(a) in compliance with any law, rule, regulation or order
 -
applicable to it, (b) in response to any subpoena or other
                   -
legal process or informal investigative demand, (c) in
                                                 -
connection with any litigation to which it is a party or (d)
                                                          -
in order to protect the investment of any holder in any Note.

            11I.  NOTICES.  All written communications
provided for hereunder (other than communications provided for under paragraph 2) shall be sent by first class mail or nationwide overnight delivery service (with charges prepaid) and (i) if to any Person listed in the Information Schedule
     -
attached hereto, addressed to it at the address specified for such communications in such Information Schedule, or at such other address as it shall have specified in writing to the Person sending such communication, and (ii) if to any
                                            --
Purchaser or holder of any Note which is not a Person listed in such Information Schedule, addressed to it at such address as it shall have specified in writing to the Person sending such communication or, if any such holder shall not have so specified an address, then addressed to such holder in care of the last holder of such Note which shall have so specified an address to the Person sending such communication, provided, however, that any such communication to the Company may also, at the option of the Person sending such communication, be delivered by any other means either to the Company at its address specified in the Information Schedule or to any Authorized Officer of the Company. Any communication pursuant to paragraph 2 shall be made by the method specified for such communication in paragraph 2, and shall be effective to create any rights or obligations under this Agreement only if, in the case of a telephone communication, an Authorized Officer of the party conveying the information and of the party receiving the information are parties to the telephone call, and in the case of a telecopier communication, the communication is signed by an Authorized Officer of the party conveying the information, addressed to the attention of an Authorized Officer of the party receiving the information, and in fact received at the telecopier terminal the number of which is listed for the party receiving the communication in the Information Schedule or at such other telecopier terminal as the party receiving the information shall have specified in writing to the party sending such information.

            11J.  PAYMENTS DUE ON NON-BUSINESS DAYS.
Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or interest on, or Yield-Maintenance Amount payable with respect to, any Note that is due on a date other than a Business day shall be made on the next succeeding Business Day. If the date for any payment is extended to the next succeeding Business Day by reason of the preceding sentence, the period of such extension shall be included in the computation of the interest payable on such Business Day.

            11K. SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

            11L. DESCRIPTIVE HEADINGS. The descriptive headings of the several paragraphs of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

            11M.  SATISFACTION REQUIREMENT.  If any
agreement, certificate or other writing, or any action taken or to be taken, is by the terms of this

Agreement required to be satisfactory to any Purchaser, to any holder of Notes or to the Required Holder(s), the determination of such satisfaction shall be made by such Purchaser, such holder or the Required Holder(s), as the case may be, in the sole and exclusive judgment (exercised in good faith) of the Person or Persons making such determination.

            11N.  GOVERNING LAW.  THIS AGREEMENT SHALL BE
CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF
THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF
MISSOURI.

            11O. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

            11P. BINDING AGREEMENT. When this Agreement is executed and delivered by the Company and Prudential, it shall become a binding agreement between the Company and Prudential. This Agreement shall also inure to the benefit of each Purchaser which shall have executed and delivered a Confirmation of Acceptance, and each such Purchaser shall be bound by this Agreement to the extent provided in such Confirmation of Acceptance.

                         Very truly yours,

                         ANGELICA CORPORATION


                         By  /s/ T M Armstrong
                            -------------------------------
                              Senior Vice President and
                              Chief Financial Officer

The foregoing Agreement is
hereby accepted as of the
date first above written.

THE PRUDENTIAL INSURANCE
  COMPANY OF AMERICA


By:  /s/ Paul L. Meiring
    ---------------------
    Vice President

                    INFORMATION SCHEDULE

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

(1) All payments on account of Notes held by such purchase shall be made by wire transfer of immediately available funds for credit to:

Account No. 050-54-526
Morgan Guaranty Trust Companies of New York
23 Wall Street
New York, New York 10015
(ABA No.: 021-000-238)

Each such wire transfer shall set forth the name of the Company, a reference the due date and application (as among principal, interest and Yield Maintenance Amount) of the payment being made.

(2)  Address for all notices relating to payments:

The Prudential Insurance Company of America
c/o Prudential Capital Group
Four Gateway Center
100 Mulberry Street
Newark, New Jersey 07102-4069

Attention Investment Operations Group (Attention:  Manager)

(3)  Address for all other communications and notices:

The Prudential Insurance Company of America

c/o Prudential Capital Group
4900 Renaissance Tower
1201 Elm Street
Dallas, Texas 75270

Attention:  Managing Director

(4) Recipient of telephonic or facsimile prepayment notices:

Manager, Private Placement Portfolio Management
(201) 802-6660
(201) 802-9425 (facsimile)

(5) Tax Identification
 No.: 22-1211670

(6)  Authorized Officers:
R.A. Walker
Paul Meiring
Steven Arnold
Randy Kob

THE COMPANY

Angelica Corporation

(1)  Address for Notices:

Angelica Corporation
424 South Woods Mill Road
Chesterfield, MO 63017

Attention:  Chief Financial Officer

(2)  Receipt of telephonic or facsimile
notices:

(314) 854-3800
(314) 854-3890 (fax)

(3)  Authorized Officers:

Lawrence J. Young
Theodore M. Armstrong
Thomas M. Degnan

                                                  EXHIBIT A
                                                  ---------

                       [FORM OF NOTE]

                  THE ANGELICA CORPORATION

                        SENIOR NOTE

No. R----
ORIGINAL PRINCIPAL AMOUNT:
ORIGINAL ISSUE DATE:
INTEREST RATE:
INTEREST PAYMENT DATES:
FINAL MATURITY DATE:
PRINCIPAL INSTALLMENT DATES AND AMOUNTS:

            FOR VALUE RECEIVED, the undersigned, THE
ANGELICA CORPORATION (herein called the "COMPANY"), a corporation organized and existing under the laws of the State of Missouri, hereby promises to pay to THE PRUDENTIAL CORPORATION OF AMERICA, or registered assigns, the principal sum of -------------------------------------- DOLLARS [on
the Final Maturity Date specified above] [, payable in installments on the Principal Installment Dates and in the amounts specified above, and on the Final Maturity Date specified above in an amount equal to the unpaid balance of the principal hereof,] with interest (computed on the basis of a 360-day year--30-day month) (a) on the unpaid balance thereof at the Interest Rate per annum specified above, payable on each Interest Payment Date specified above and on the Final Maturity Date specified above, commencing with the Interest Payment Date next succeeding the date hereof, until the principal hereof shall have become due and payable, and
(b) on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest, and any overdue payment of any Yield-Maintenance Amount (as defined in the Note Agreement referred to below), payable on each Interest Payment Date as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) --% or
(ii) 2% over the rate of interest publicly announced by Morgan Guaranty Trust Company of New York from time to time in New York City as its Prime Rate.

            Payments of principal of, and interest on, and any Yield-Maintenance Amount payable with respect to, this Note are to be made at the main office of Morgan Guaranty
Trust Company of New York in New

York City or at such other place as the holder hereof shall designate to the Company in writing, in lawful money of the United States of America.

            This Note is one of a series of Senior Notes
(herein called the "NOTES") issued pursuant to an Uncommitted Shelf Agreement, dated as of March 1, 1996 (herein called the "AGREEMENT"), between the Company and The Prudential Insurance Company of America and is entitled to the benefits thereof. As provided in the Agreement, this
Note is subject to prepayment, in whole or from time to time in part on the terms specified in the Agreement.

            This Note is a registered Note and, as provided in the Agreement, upon surrender of this Note for registra-tion of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company shall not be affected by any notice to the contrary.

            In case an Event of Default, as defined in the Agreement, shall occur and be continuing, the principal of this Note may be declared or otherwise become due and payable in the manner and with the effect provided in the Agreement.

            THIS NOTE IS INTENDED TO BE PERFORMED IN THE
STATE OF MISSOURI AND SHALL BE CONSTRUED AND ENFORCED IN
ACCORDANCE WITH THE LAW OF SUCH STATE.

                              ANGELICA CORPORATION

                              By:------------------------
                                 Senior Vice President-
                                 Chief Financial Officer

                              By:------------------------
                                 Treasurer

                                                  EXHIBIT B
                                                  ---------


               [FORM OF REQUEST FOR PURCHASE]

                    ANGELICA CORPORATION



            Reference is made to the Uncommitted Shelf
Agreement (the "AGREEMENT"), dated as of March 1, 1996, between Angelica Corporation (the "COMPANY") and The Prudential Insurance Company of America. All terms used herein that are defined in the Agreement have the respective meanings specified in the Agreement.

            Pursuant to Paragraph 2D of the Agreement, the Company hereby makes the following Request for Purchase:


     1.     Aggregate principal amount of
            the Notes covered hereby
            (the "NOTES") . . . . . . . . . . . .$---------


     2.     Individual specifications of the Notes:

                            Principal
              Final         Installment      Interest
Principal     Maturity      Dates and        Payment
Amount        Date          Amounts          Period<F*>
- ---------     --------      -----------      ----------


     3.   Use of proceeds of the Notes:


     4. Proposed day for the closing of the purchase and sale of the Notes:

[FN]
- -----------------
<F*> Specify quarterly or semi-annual.

     5. The purchase price of the Notes is to be trans-ferred to:

                                                  Name and
Name and Address              Number of           Telephone No.
    of Bank                   Account             of Bank Officer
- ----------------              ---------           ---------------


     6.   The Company certifies (a) that the representations
                                 -
          and warranties contained in paragraph 8 of the Agreement are true on and as of the date of this Request for Purchase except to the extent of chan-ges caused by the transactions contemplated in the Agreement and (b) that there exists on the date of
                         -
          this Request for Purchase no Event of Default or Default.

     7.   You are hereby notified that pursuant to paragraph
          2E of the Agreement, you have three business days to respond to this request for Purchase.


Dated:

                              ANGELICA CORPORATION



                              By:--------------------
                                  Authorized Officer

                                                  EXHIBIT C
                                                  ---------


            [FORM OF CONFIRMATION OF ACCEPTANCE]

                    ANGELICA CORPORATION


          Reference is made to the Uncommitted Shelf
Agreement (the "AGREEMENT"), dated as of March 1, 1996, between Angelica Corporation (the "COMPANY") and The
Prudential Insurance Company of America. All terms used herein that are defined in the Agreement have the respective meanings specified in the Agreement.

          Each of the undersigned institutions which is named below as a Purchaser of any Accepted Notes hereby confirms the representations as to such Accepted Notes set forth in paragraph 9 of the Agreement, and agrees to be bound by the provisions of paragraphs 2F and 2H of the Agreement relating to the purchase and sale of such Accepted Notes.

          Pursuant to paragraph 2F of the Agreement, an Acceptance with respect to the following Accepted Notes is hereby confirmed:

 I.  Aggregate principal amount $----------


          (A)  (a) Name of Purchaser:
               (b) Principal amount:
               (c) Final maturity date:
               (d) Principal installment dates and amounts:
               (e) Interest rate:
               (f) Interest payment period:
               (g) Designated Spread:----%

          (B)  (a) Name of Purchaser:
               (b) Principal amount:
               (c) Final maturity date:
               (d) Principal installment dates and amounts:
               (e) Interest rate:
               (f) Interest payment period:
               (g) Designated Spread:----%

         [(C),(D) ....: same information as to any other

II.  Closing Day:


Dated:

                              ANGELICA CORPORATION


                              By:-----------------------:
                                 Senior Vice President--
                                 Chief Financial Officer

                              THE PRUDENTIAL INSURANCE
                                COMPANY OF AMERICA


                              By:-------------------------
                                 Vice President



                              [Signature block for each
                              named Purchaser other than
                              Prudential]

                                                   EXHIBIT D
                                                   ---------


           [FORM OF OPINION OF COMPANY'S COUNSEL]





                                           [Date of Closing]


[Name(s) and address(es) of
purchaser(s)]



Dear Sirs:

          We have acted as counsel for Angelica Corporation (the "COMPANY") in connection with the Uncommitted Shelf Agreement, dated as of March 1, 1996 , between the Company and The Prudential Insurance Company of America (the "AGREEMENT"), pursuant to which the Company has issued to you today Senior Notes of the Company in the aggregate principal amount of $----------------- (the "NOTES"). All terms used herein that are defined in the Agreement have the respective meanings specified in the Agreement. This letter is being delivered to you in satisfaction of the condition set forth in paragraph 3A of the Agreement and with the understanding that you are purchasing the Notes in reliance on the opinions expressed herein.

          In this connection, we have examined such certificates of public officials, certificates of officers of the Company and copies certified to our satisfaction of corporate documents and records of the Company and of other papers, and have made such other investigations, as we have deemed relevant and necessary as a basis for our opinion hereinafter set forth. We have relied upon such certificates of public officials and of officers of the Company with respect to the accuracy of material factual matters contained therein which were not independently established. With respect to the opinion expressed in paragraph 3 below, we have also relied upon the representation made by you, and by each other Purchaser, in the first sentence of paragraph 9 of the Agreement.

          Based on the foregoing, it is our opinion that:

          1. The Company is a corporation duly organized and validly existing in good standing under the laws of the State of Missouri. Each Subsidiary is a corporation duly organized and validly existing in good standing under the laws of its jurisdiction of incorporation. The Company and its Subsidiaries have the corporate power to carry on their respective businesses as now being conducted.

          2. The Agreement and the Notes have been duly authorized by all requisite corporate action and duly executed and delivered by authorized officers of the Company, and are valid obligations of the Company, legally binding upon and enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and the Notes are entitled to the benefits of the Agreement.

          3. It is not necessary in connection with the offering, issuance, sale and delivery of the Notes under the circumstances contemplated by the Agreement to register the Notes under the Securities Act or to qualify an indenture in respect of the Notes under the Trust Indenture Act of 1939, as amended.

          4. The extension, arranging and obtaining of the credit represented by the Notes do not result in any violation of regulation G, T or X of the Board of Governors of the Federal Reserve System.

          5. The execution and delivery of the Agreement and the Notes, the offering, issuance and sale of the Notes and fulfillment of and compliance with the respective provisions of the Agreement and the Notes do not conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien upon any of the properties or assets of the Company or any of its Subsidiaries pursuant to, or require any authorization, consent, approval, exemption, or other action by or notice to or filing with any court, administrative or governmental body or other Person (other than routine filings after the date hereof with the Securities and Exchange Commission and/or state Blue Sky authorities) pursuant to, the charter or by-laws of the Company [or any of its Subsidiaries], any applicable law

(including any securities or Blue Sky law), statute, rule or regulation or (insofar as is known to us after having made due inquiry with respect thereto) any agreement (including, without limitation, any agreement listed in Exhibit E to the Agreement), instrument, order, judgment or decree to which the Company or any of its Subsidiaries is a party or otherwise subject.

     A copy of this letter may be delivered by you or any Transferee to any Person to which you or such Transferee sells or offers to sell any Note or a participation in any Note, and such Person may rely upon this letter as if it were addressed and had been delivered to such Person on the date hereof. Subject to the foregoing, this letter may be relied upon by you only in connection with the transactions contemplated by the Agreement and may not be used or relied upon by you or any other Person for any other purpose whatsoever, without our prior written consent.

                              Very truly yours,

                                                   EXHIBIT E
                                                   ---------


             LIST OF AGREEMENTS RESTRICTING DEBT
             -----------------------------------

     1. Note and Note Facility Agreement dated May 5, 1989 between Angelica Corporation and The Prudential Insurance
Company.

     2. Note Agreement dated as of April 1, 1991 by and between Angelica Corporation and Nationwide Life Insurance
Company, et al.

     3. Note Agreement dated as of March 1, 1995 by and between Angelica Corporation and Nationwide Life Insurance
Company, et al.

                                                                 SCHEDULE 6B(1)


                                     ANGELICA CORPORATION
                     EXISTING LIENS ON PROPERTY OF THE COMPANY AND ITS
                             SUBSIDIARIES AS OF JANUARY 27, 1996


PROPERTY SUBJECT TO LIENS:

First Union National Bank          R.E.      Alamo, TN
                                             Distribution Center        $  2,137,500

City of Lorian, OH                 R.E.      1820 Iowa Avenue
                                             Lorain, OH                 $    134,705

City of Philadelphia, PA           R.E.      58th and Lindbergh
                                             Philadelphia, PA           $    237,358

Small Business Administration      R.E.      3939 Market Street
                                             San Diego, CA              $    305,043
                                                                        ------------
                                                                        $  2,814,606
                                                                        ------------

COMPANY-OWNED LIFE INSURANCE:

Various Insurance Companies                  Life Insurance Proceeds    $    336,808
                                                                        ------------

CAPITALIZED LEASES:

City of Louisville                           Louisville, MS             $     30,775

City of Louisville                           Louisville, MS             $     37,588

Tallahatchie County, MS                      Sumner, MS                 $     88,417
                                                                        ------------
                                                                        $    156,780
                                                                        ------------

                TOTAL LIENS                                             $  3,308,194
                                                                        ============


                  AMENDMENT AGREEMENT NO. 1

     THIS AMENDMENT AGREEMENT NO. 1, dated as of March 1,
1996, between Angelica Corporation (the "COMPANY") and The
Prudential Insurance Company of America ("PRUDENTIAL").

     WHEREAS, the Company and Prudential have entered into that certain Note and Note Facility Agreement, dated May 5,
1989 (the "NOTE AGREEMENT"), providing for the issuance of $44,375,000 10.30% Senior Notes, Due 2004 and for the establishment of that certain $10,000,000 Shelf Note
Facility on terms and conditions contained therein;

     WHEREAS, the Company and Prudential have entered into the Uncommitted Shelf Agreement, dated as of March 1, 1996
(the "SHELF AGREEMENT"), providing for the issuance by the Company of up to $50,000,000 Senior Notes on terms and conditions contained therein; and

     WHEREAS, the Company and Prudential desire to amend the Note Agreement to conform to certain provisions of the Shelf
Agreement;

     NOW THEREFORE, in exchange for mutual consideration, the receipt and suffiency of which is hereby acknoledged, the parties hereto agree as follows:

     1. Amendment to Paragraph 5.  Paragraph 5 of the Note
        ------------------------
Agreement is hereby deleted in its entirety and replaced with the following:

          "5. AFFIRMATIVE COVENANTS. So long as any Note shall remain unpaid, the Company covenants that:

          5A. FINANCIAL STATEMENTS. The Company will deliver to each Significant Holder in triplicate:

               (i)  as soon as practicable and in any event
          within 60 days after the end of each quarterly period (other than the last quarterly period) in each fiscal year, consolidated statements of income and cash flows of the Company and its Subsidiaries for the period from the beginning of the current fiscal year to the end of such quarterly period, and a consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarterly period, setting forth in each case in comparative form figures for the corresponding period in the preceding fiscal year, all in reasonable detail and certified by an authorized financial officer of the Company, subject to changes resulting from year-end adjustments;

               (ii) as soon as practicable and in any event within 120 days after the end of each fiscal year, consolidated statements of income, shareholders', equity and cash flows of the Company and its Subsidiaries for such year, and a consolidated balance sheet of the Company and its Subsidiaries as at the end of such year, setting forth in each case in comparative form corresponding consolidated figures from the preceding annual audit, all examined by independent public accountants of recognized standing selected by the Company, which examination shall have been made in accordance with generally accepted auditing standards and shall accordingly include such tests of the accounting records and such other auditing procedures as are considered necessary in the circumstances;

               (iii)  promptly upon transmission thereof,
          copies of all such financial statements, proxy statements, notices and reports as it shall send to its public stockholders and copies of all registration statements (without exhibits), other than registration statements on Form S-8 or otherwise relating to a "401(K) Plan" or any other employee benefit or employee stock option plan, and all reports (including annual reports on Form 11-K) which it files with the Securities and Exchange Commission (or any governmental body or agency succeeding to the functions of the securities and Exchange Commission); and

               (iv) with reasonable promptness, such other information respecting the condition or operations, financial or otherwise, of the Company or any of its Subsidiaries as you may reasonably request.

So long as the Company shall file periodic reports with the Securities and Exchange Commission, the Company's obligation to deliver to you the financial statements required by clauses (i) and (ii) above shall be satisfied by its delivery to you of its quarterly reports on Form 10-Q and its annual reports on Form 10-K, respectively, in accordance with clause (iii) above. Together with each delivery of financial statements required by clause (i) and within 10 days after the delivery of the financial statements required by clause (ii) above, the Company will deliver to each Significant Holder an Officer's Certificate demonstrating (with computations in reasonable detail) compliance by the Company and its Subsidiaries with the provisions of paragraphs 6A(l), 6A(2), 6A(3)and 6B(2)(ii) and stating that there exists no Event of Default or Default, or, if any Event of Default or Default exists, specifying the nature and period of existence thereof and what action the Company proposes to take with respect thereto. Together with each delivery of financial statements required by clause (ii) above, the Company will deliver to each Significant

Holder a certificate of such accountants stating that, in making the audit necessary to the certification of such financial statements, they have obtained no knowledge of any Event of Default or Default, or, if they have obtained knowledge of any Event of Default or Default, specifying the nature and period of existence thereof. Such accountants, however, shall not be liable to anyone by reason of their failure to obtain knowledge of any Event of Default or Default which would not be disclosed in the course of an audit conducted in accordance with generally accepted auditing standards. The Company also covenants that forthwith upon the chief executive officer, principal financial officer or principal accounting officer of the Company obtaining knowledge of an Event of Default or Default, it will deliver to each Significant Holder an Officer's Certificate specifying the nature and period of existence thereof and what action the Company proposes to take with respect thereto.

          5B. INSPECTION OF PROPERTY. The Company covenants that it will permit any Person designated by any Significant Holder in writing, at such Significant Holder's expense, to visit and inspect any of the properties of the Company and its Subsidiaries, to examine the corporate books and financial records of the Company and its Subsidiaries and to make copies thereof or extracts therefrom and to discuss the affairs, finances and accounts of any of such corporations with the principal officers of the Company and its independent public accountants, all at such reasonable times and as often as such Significant Holder may reasonably request.

          5C. COVENANT TO SECURE NOTES EQUALLY. The Company covenants that, if it or any Subsidiary shall create or assume any Lien upon any of its property or assets, whether now owned or hereafter acquired, other than Liens permitted by the provisions of paragraph 6B(1) (unless prior written consent to the creation or assumption thereof shall have been obtained pursuant to paragraph 11C), it will make or cause to be made effective provision whereby the Notes will be secured by such Lien equally and ratably with any and all other Debt thereby secured so long as any such other Debt shall be so secured.

          5D. MAINTENANCE OF INSURANCE. The Company covenants that it and each Subsidiary will maintain, with responsible insurers, insurance in such amounts and against such liabilities and hazards as customarily is maintained by other companies operating similar businesses and together with each delivery of financial statements of the Company and its Subsidiaries under clause (ii) of paragraph 5A, will, at your option, deliver an Officer's Certificate specifying the details of such insurance in effect.

          5E. TAXES AND ASSESSMENTS. The Company will duly pay and discharge, and cause each of its Subsidiaries duly to pay and discharge, as the same become due and payable, all taxes, assessments and governmental and other charges, of which the Company and its Subsidiaries have notice, levied or imposed upon the properties of the Company and its Subsidiaries, provided that the Company or any such Subsidiary may in good
- --------
faith contest the validity of any such tax, assessment, charge, levy or claim by appropriate proceedings for which adequate reserves have been established in accordance with generally accepted accounting principles.

          5F. GUARANTEED OBLIGATION . The Company covenants that if, at any time any of its Subsidiaries incurs or permits to exist any Debt for money borrowed or other obligation guaranteed or collateralized in any other manner by any Subsidiary, it will simultaneously cause such Subsidiary to execute and deliver to each Significant Holder a guaranty agreement in form and substance satisfactory to such Significant Holder guaranteeing payment of a principal amount of the Notes and interest thereon which bears the same ratio to the total unpaid principal amount of the Notes as the amount of such other obligation which is guaranteed bears to the total unpaid principal amount of such other obligation, or if such other obligation is collateralized (with assets other than margin stock), to collateralize the Notes equally and ratably with such other obligation."

     2. Amendment to Paragraph 6.  Paragraph 6 of the Note
        ------------------------
Agreement is hereby deleted in its entirety and replaced with the following:

          "6. NEGATIVE COVENANTS. So long as any Note shall remain unpaid, the Company covenants that:

          6A.  FINANCIAL COVENANTS.   The Company shall not
permit:

          6A(l). CONSOLIDATED TANGIBLE NET WORTH.
Consolidated Tangible Net Worth at any time to be less than $151,300,000.

          6A(2). FUNDED DEBT.  Funded Debt to exceed 55% of
Consolidated Net Tangible Assets.

          6A(3).  DEBT.  Debt to exceed 60% of Consolidated
Net Tangible Assets plus Current Debt.
                    ----

          6B.  LIEN, DEBT, AND OTHER RESTRICTIONS. The
Company will not and will not permit any Subsidiary to:

          6B(l).    LIENS. Create, assume or suffer to exist
any Lien upon any of its properties or assets, whether now owned or hereafter acquired (whether or not provision is made for the equal and ratable securing of the Note in accordance with the provisions of Paragraph 5C), except,
                                                  ------

               (i) Liens for taxes not yet due or which are being actively contested in good faith by appropriate proceedings,

               (ii) other Liens incidental to the conduct of its business or the ownership of its property and assets which are not incurred in connection with the borrowing of money or the obtaining of advances or credit or guaranteeing the obligations of a Person (including landlord liens), and which do not in the aggregate materially detract from the value of its property or assets or materially impair the use thereof in the operation of its business,

               (iii) Liens on property or assets of a
          Subsidiary to secure obligations of such Subsidiary to the Company or another Subsidiary,

               (iv) existing Liens on property of the
          Company as of January 27, 1996 as described in
          Schedule 6B(1) attached hereto and securing Debt
          --------------
          permitted by clause (ii) of paragraph 6B(2),

               (v)  Liens existing on any property of any
          corporation at the time it becomes a Subsidiary, or existing prior to the time of acquisition upon any property acquired by the Company or any Subsidiary through purchase, merger or consolidation or otherwise, whether or not assumed by the Company or such Subsidiary, or placed on property at the time of acquisition by the Company or any Subsidiary to secure all or a portion of (or to secure Debt incurred to pay all or a portion of) the purchase price thereof provided
                                                 --------
          that (a) all of such property is not or shall not thereby become encumbered in any amount in excess of the lesser of the cost thereof or fair value thereof and (b) any such Lien shall not encumber any other property of the Company or such Subsidiary,

               (vi) any Lien renewing, extending or
          refunding any Lien permitted by clause (v) above,
          provided that the principal amount secured is not
          --------
          increased, and the Lien is not extended to other property, and

               (vii) other Liens on the property of the
          Company, provided that the aggregate amount of all
                   --------
          Debt (including Capitalized Lease Obligations) secured by Liens permitted by clauses (v), (vi) and (vii) of this paragraph 6B(1) plus the aggregate amount of all Attributable Debt does not exceed at any time an amount equal to 15% of Consolidated Net Tangible Assets.

          6B(2).   DEBT.   Create, incur, assume or suffer
to exist any Debt, except
                   ------

               (i) Funded Debt of the Company represented by the Notes,

               (ii) Funded Debt or Current Debt of the
          Company and any Subsidiary secured by Liens
          permitted by the provisions of clauses (v), (vi)
          and (vii) of paragraph 6B(1), provided that the
                                        --------
          aggregate amount of such Debt together with all other Debt secured by Liens permitted by clauses
          (v), (vi) and (vii) of paragraph 6B(1) does not exceed at any time an amount equal to 15% of Consolidated Net Tangible Assets,

               (iii) Funded Debt or Current Debt of any
          Subsidiary to the Company or any other Subsidiary, and

               (iv) other Debt of the Company permitted by paragraphs 6A(2) and 6A(3).

          6B(3). LOANS, ADVANCES, INVESTMENTS AND CONTINGENT LIABILITIES. Make or permit to remain outstanding any loan or advance to, or extend credit (other than credit extended in the normal course of business to any Person who is not an Affiliate of the Company) to, or guarantee, endorse or otherwise be or become contingently liable, directly or indirectly, in connection with the obligations, stock or dividends of, or own, purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any Person, except as approved by or in accordance with guidelines or corporate policies approved or authorized by the Company's Board of Directors from time to time.

          6B(4). SALE OF STOCK AND DEBT OF SUBSIDIARIES.
Sell or otherwise dispose of, or part with control of, any
shares of stock (or options, warrants or other rights
convertible into shares of stock) or Debt of any Subsidiary, except
- ------

               (i)  to the Company or another Subsidiary; or

               (ii) where the consummation of the sale of such shares of stock, or options, warrants or other rights convertible into shares of stock, of the Subsidiary will not, directly, or upon the exercise of any options, warrants or other rights convertible into stock of such Subsidiary, result in such Subsidiary's ceasing to be a Subsidiary within the meaning of paragraph 10A; or

               (iii) where the consummation of the sale of such shares of stock (or options, warrants or other rights convertible into shares of stock) (A) is permitted by paragraph 6B(5), and (B) will effect a transfer of all, but not less than all, of the Company's record and beneficial ownership of such Subsidiary.

          6B(5).   MERGER AND SALE OF ASSETS. Merge or
consolidate with or any other Person or convey, lease, transfer or, in any fiscal year, otherwise dispose of all or a substantial part (i.e. assets which constitute more than 25% of the consolidated assets of the Company and its Subsidiaries or which have contributed more than 15% of the consolidated net earnings of the Company and its Subsidiaries for either of the two fiscal years then most recently ended) of its assets to any Person, except that
                                              ------

               (i)  any Subsidiary may merge with the
          Company (provided that the Company shall be the
                   --------
          continuing or surviving corporation) or with any one or more other Subsidiaries,

               (ii) any Subsidiary may sell, lease, transfer or otherwise dispose of any of its assets to the Company or another Subsidiary,

               (iii) the Company may merge with any other
          corporation, provided that (a) the Company shall
                       --------
          be the continuing or surviving corporation, and
          (b) immediately after giving effect to such merger no Event of Default or Default shall exist,

               (iv) any Subsidiary may merge or consolidate
          with any other corporation, provided that,
                                      --------
          immediately after giving effect to such merger or consolidation (a) the continuing or surviving corporation of such merger or consolidation shall constitute a Subsidiary, and (b) no Event of Default or Default shall exist, and

               (v)  the Company and any Subsidiary may sell
          or otherwise dispose of inventory in the ordinary course of business.

          6B(6). SALE OR LEASE-BACK. Enter into any arrangement with any lender or investor or to which such lender or investor is a party providing for the leasing by the Company or any Subsidiary of real or personal property which has been or is to be sold or transferred by the Company or any Subsidiary to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such property or rental obligations of the Company or any Subsidiary unless the Attributable Debt in respect of such transaction is not prohibited by the proviso at the end of paragraph 6B(1).

          6B(7). ISSUANCE OF STOCK BY SUBSIDIARIES. The Company covenants that it will not permit any Subsidiary (either directly, or indirectly by the issuance of rights or options for, or securities convertible into, such shares) to issue, sell or otherwise dispose of any shares of any class of its stock (other than directors' qualifying shares) except

               (i)  to the Company or a Subsidiary; or

               (ii) to an extent which does not result in such Subsidiary's ceasing to be a Subsidiary within the meaning of paragraph 10A."


          2. Amendment to Paragraph 7.  Clauses (i), (ii),
             ------------------------
(iii) and (xiv) of Paragraph 7A of the Note Agreement are hereby deleted in their entirety and replaced with the following:

               "(i) the Company defaults in the payment of any principal of, or Yield Maintenance Premium payable with respect to, any Note when the same shall become due, either by the terms thereof or otherwise as herein provided; or

               (ii) the Company defaults in the payment of any interest on any Note for more than 5 Business
          Days after the date due; or

               (iii) the Company or any Subsidiary defaults
          (whether as primary obligor or as guarantor or other surety) in any payment of principal of or interest on any other obligation for money borrowed (or any Capitalized Lease Obligation, any obligation under a conditional sale or other title retention agreement, any obligation issued or assumed as full or partial payment for property whether or not secured by a purchase money mortgage or any obligation under notes payable or drafts accepted representing extensions of credit) beyond any period of grace provided with respect thereto, or the Company or any Subsidiary fails to perform or observe any other agreement, term or condition contained in any agreement under which any such obligation is created (or if any other event thereunder or under any such agreement shall occur and be continuing) and the effect of such failure or other event is to cause, or to permit the holder or holders of such obligation (or a trustee on behalf of such holder or holders) to cause, such obligation to become due (or to be repurchased by the Company or any Subsidiary) prior to any stated maturity, provided that the
                                        --------
          aggregate amount of all obligations as to which such a payment default shall occur and be continuing or such a failure or other event causing or permitting acceleration (or resale to the Company or any Subsidiary) shall occur and be continuing exceeds $5,000,000; or"

          "(xiv)    any Plan shall fail to maintain the
          minimum funding standard required by Section 412 of the Code for any plan year, or any Plan shall become the subject of termination proceedings under Title IV of ERISA (except in the case of a standard termination under Section 4041(b) of ERISA), or the Company or any ERISA Affiliate shall withdraw from a Multiemployer Plan in whole or in part or any Plan subject to Title IV of ERISA or any Multiemployer Plan shall be terminated (except in the case of a standard termination under Section 4041(b) of ERISA); and as a result of any one or more of the foregoing there exists a liability of the Company or any Subsidiary to the Internal Revenue Service, the
          Pension Benefit Guaranty Corporation, any Plan or any Multiemployer Plan, in an aggregate amount exceeding $1,000,000 (or the equivalent amount in any foreign currency;"

     3. Amendment to Paragraph 10.  The following
        -------------------------
definitions of the Note Agreement are hereby deleted in their entirety and replaced with the following:

               "'CONSOLIDATED NET TANGIBLE ASSETS' shall mean, as of the date of any determination thereof, the total amount of all assets of the Company and its Subsidiaries, less the sum of:

     (i) the amount, if any, at which intangible assets(including good will, trade names, trademarks, patents, organization expense and other similar intangibles but excluding acquired customer contracts and non-competition agreements and unamortized debt discount and expense appear on a consolidated balance sheet;

     (ii) any write-up of fixed assets after the date of this Agreement; and

     (iii) all liabilities other than (a) Funded Debt and (b) the amount by which minority interest and deferred taxes (whether current or long-term), when aggregated together, does not exceed 3% of the total amount of all assets of the Company and its Subsidiaries."

          "'CURRENT DEBT' shall mean, with respect to the Company and its Subsidiaries on a consolidated basis, any obligation for borrowed money (and any notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money) payable on demand or within a period of one year from the date of the creation thereof; provided that any
                                       --------
     obligation shall be treated as Funded Debt, regardless of its term, if such obligation is renewable pursuant to the terms thereof or of a revolving credit or similar agreement effective for more than one year after the date of the creation of such obligation, or may be payable out of the proceeds of a similar obligation pursuant to the terms of such obligation or of any such agreement. Any obligation secured by a Lien on, or payable out of the proceeds of production from, property of the Company or any Subsidiary shall be deemed to be Funded or Current Debt, as the case may be, of the Company or such Subsidiary even though such obligation shall not be assumed by the Company or such Subsidiary."

          "CONSOLIDATED TANGIBLE NET WORTH" shall mean the sum of the gross book value of the assets of the Company and its Subsidiaries less applicable reserves, goodwill, patents, trademarks and other intangibles (other than the book value of non-compete agreements and contracts obtained in connection with acquisitions up to an amount equal to 10% of Consolidated Net Tangible Assets), treasury stock, unamortized debt discounts, certain deferred expenses including deferred taxes (whether current or long-term) and all liabilities (including deferred income taxes) other than capital stock and surplus, all determined on a consolidated basis in accordance with generally accepted accounting principles.

          "'SIGNIFICANT SUBSIDIARY' shall mean any
Subsidiary whose assets constitute more than 5% of the consolidated assets of the Company and its Subsidiaries or which has contributed more than 5% of the consolidated net earnings of the Company and its Subsidiaries for either of the two fiscal years then most recently ended."

     4.  Miscellaneous.
         -------------

          (a)  Capitalized terms not otherwise defined
herein shall have the meanings ascribed thereto in the Note
Agreement.

          (b)  The Note Agreement, as amended by this
Amendment Agreement, is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed.

          (c)  This Amendment Agreement No. 1 may be
executed in any number of counterparts and by any combination of the parties hereto in separate counterparts, each of which constitute one and the same Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to set their hands below as of the day and year first above written.



                                   THE PRUDENTIAL INSURANCE
                                        COMPANY OF AMERICA



                                   By:  /s/ Paul L. Meiring
                                      ----------------------------
                                           Vice President





                                   ANGELICA CORPORATION



                                   By: /s/ T M Armstrong
                                      ----------------------------
                                        Senior Vice President--
                                        Chief Financial Officer